                                                                    Exhibit 10.d

                                                                  Execution Copy

================================================================================


                                 $175,000,000

                          LETTER OF CREDIT AGREEMENT

                                     AMONG

                                 TMK RE, LTD.,

                            TORCHMARK CORPORATION,
                                 as Guarantor

                        THE PARTICIPANTS NAMED HEREIN,

                                 BANK ONE, NA,
                             as Agent and Issuer,

                                      and

                             FLEET NATIONAL BANK,
                                  as Co-Agent

                                  Dated as of

                               October 24, 2000


================================================================================

                        BANC ONE CAPITAL MARKETS, INC.,
                     as Lead Arranger and Sole Book Runner

                               TABLE OF CONTENTS
                               -----------------

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ARTICLE I

DEFINITIONS..........................................................................................................     1

ARTICLE II

THE LETTER OF CREDIT FACILITY........................................................................................    12
     2.1.      Issuance of Facility Letters of Credit................................................................    12
     2.2.      Participating Interests...............................................................................    13
     2.3.      Facility Letter of Credit Reimbursement Obligations...................................................    13
     2.4.      Procedure for Issuance................................................................................    15
     2.5.      Nature of the Obligations of the Issuer and the Participants..........................................    17
     2.6.      Facility Letter of Credit Fees........................................................................    17
     2.7.      Facility and Utilization Fees; Reduction in Aggregate Facility Letter of Credit Commitment............    18
     2.8.      Method of Payment.....................................................................................    18
     2.9.      Additional Fees.......................................................................................    19

ARTICLE III

CHANGE IN CIRCUMSTANCES..............................................................................................    19
     3.1.      Yield Protection......................................................................................    19
     3.2.      Changes in Capital Adequacy Regulations...............................................................    19
     3.3.      Taxes.................................................................................................    20
     3.4.      Participant Statements................................................................................    22
     3.5.      Substitution of Facility Letter of Credit Provider....................................................    22
     3.6.      Survival..............................................................................................    22

ARTICLE IV

CONDITIONS PRECEDENT.................................................................................................    23
     4.1.      Initial Facility Letter of Credit.....................................................................    23
     4.2.      Each Facility Letter of Credit........................................................................    24

ARTICLE V

REPRESENTATIONS AND WARRANTIES.......................................................................................    25
     5.1.      Corporate Existence and Standing......................................................................    25
     5.2.      Authorization and Validity............................................................................    25
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                                      -i-

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
     5.3.      No Conflict; Government Consent.......................................................................    25
     5.4.      Governmental Consents.................................................................................    26
     5.5.      Financial Statements..................................................................................    26
     5.6.      Material Adverse Change...............................................................................    26
     5.7.      Taxes.................................................................................................    26
     5.8.      Litigation and Contingent Obligations.................................................................    26
     5.9.      Subsidiaries..........................................................................................    27
     5.10.     ERISA.................................................................................................    27
     5.11.     Defaults..............................................................................................    27
     5.12.     Accuracy of Information...............................................................................    27
     5.13.     Regulation U..........................................................................................    27
     5.14.     Material Agreements...................................................................................    27
     5.15.     Solvency..............................................................................................    27
     5.16.     Compliance With Laws..................................................................................    27
     5.17.     Indebtedness..........................................................................................    28
     5.18.     Ownership of Properties...............................................................................    28
     5.19.     Investment Company Act................................................................................    28
     5.20.     Public Utility Holding Company Act....................................................................    28
     5.21.     Insurance Licenses....................................................................................    28
     5.22.     Reserves..............................................................................................    28

ARTICLE VI

COVENANTS............................................................................................................    29
     6.1.      Financial Reporting...................................................................................    29
     6.2.      Use of Facility Letters of Credit.....................................................................    31
     6.3.      Certain Notices.......................................................................................    31
     6.4.      Conduct of Business...................................................................................    31
     6.5.      Taxes.................................................................................................    32
     6.6.      Insurance.............................................................................................    32
     6.7.      Compliance with Laws..................................................................................    32
     6.8.      Maintenance of Properties.............................................................................    32
     6.9.      Inspection............................................................................................    32
     6.10.     Merger................................................................................................    32
     6.11.     Sale of Assets........................................................................................    33
     6.12.     Sale and Leaseback....................................................................................    33
     6.13.     Acquisitions..........................................................................................    33
     6.14.     Liens.................................................................................................    33
     6.15.     Consolidated Net Worth................................................................................    33
     6.16.     Ratio of Consolidated Indebtedness to Consolidated Capitalization.....................................    33
     6.17.     Ratio of Consolidated Adjusted Net Income to Consolidated Interest Expense............................    33
     6.18.     Affiliates............................................................................................    33

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     6.19.     Series A Preferred Securities.........................................................................    33
     6.20.     Contingent Obligations................................................................................    34
     6.21.     Inconsistent Agreements...............................................................................    34

ARTICLE VII

DEFAULTS.............................................................................................................    34

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.......................................................................    37
     8.1.      Acceleration..........................................................................................    37
     8.2.      Amendments............................................................................................    37
     8.3.      Preservation of Rights................................................................................    38

ARTICLE IX

GENERAL PROVISIONS...................................................................................................    38
     9.1.      Survival of Representations...........................................................................    38
     9.2.      Governmental Regulation; Interest Limitation..........................................................    39
     9.3.      Taxes.................................................................................................    39
     9.4.      Headings..............................................................................................    39
     9.5.      Entire Agreement......................................................................................    39
     9.6.      Several Obligations; Benefits of this Agreement.......................................................    39
     9.7.      Expenses; Indemnification.............................................................................    39
     9.8.      Numbers of Documents..................................................................................    40
     9.9.      Accounting............................................................................................    40
     9.10.     Severability of Provisions............................................................................    40
     9.11.     Nonliability of Facility Letter of Credit Providers...................................................    40
     9.12.     CHOICE OF LAW.........................................................................................    41
     9.13.     CONSENT TO JURISDICTION...............................................................................    41
     9.14.     WAIVER OF JURY TRIAL..................................................................................    41
     9.15.     Disclosure............................................................................................    41
     9.16.     Counterparts..........................................................................................    42
     9.17.     Confidentiality.......................................................................................    42

ARTICLE X

THE AGENT............................................................................................................    42
     10.1.     Appointment...........................................................................................    42
     10.2.     Powers................................................................................................    43
     10.3.     General Immunity......................................................................................    43
     10.4.     No Responsibility.....................................................................................    43
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                                     -iii-
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     10.5.     Action on Instructions of Facility Letter of Credit Providers.........................................    43
     10.6.     Employment of Agents and Counsel......................................................................    44
     10.7.     Reliance on Documents; Counsel........................................................................    44
     10.8.     Agent's Reimbursement and Indemnification.............................................................    44
     10.9.     Notice of Default.....................................................................................    44
     10.10.    Facility Letter of Credit Provider Credit Decision....................................................    44
     10.11.    Successor Agent.......................................................................................    45

ARTICLE XI

SETOFF; RATABLE PAYMENTS.............................................................................................    45
     11.1.     Setoff................................................................................................    45
     11.2.     Ratable Payments......................................................................................    46

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; SUBPARTICIPATIONS.................................................................    46
     12.1.     Successors and Assigns................................................................................    46
     12.2.     Subparticipations.....................................................................................    46
     12.3.     Assignments...........................................................................................    47
     12.4.     Dissemination of Information..........................................................................    48
     12.5.     Tax Treatment.........................................................................................    48

ARTICLE XIII

GUARANTY.............................................................................................................    48
     13.1.     Guaranty of Payment...................................................................................    48
     13.2.     Acceptance of Guaranty; No Setoffs....................................................................    48
     13.3.     Nature of Guaranty; Continuing, Absolute and Unconditional............................................    49
     13.4.     Dealings with the Company.............................................................................    50
     13.5.     Subrogation...........................................................................................    50
     13.6.     Collateral............................................................................................    50
     13.7.     Rights to Payments, Etc...............................................................................    51
     13.8.     No Waiver.............................................................................................    51
     13.9.     Setoff................................................................................................    52
     13.10.    Severability..........................................................................................    52
     13.11.    Miscellaneous.........................................................................................    52

ARTICLE XIV

NOTICES..............................................................................................................    52
     14.1.     Giving Notice.........................................................................................    52
     14.2.     Change of Address.....................................................................................    52
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                                     -iv-

                                   EXHIBITS
                                   --------



Exhibit A (Section 2.4)      -     Form of Facility Letter of Credit
Exhibit B (Section 6.1(f))   -     Form of Compliance Certificate
Exhibit C (Section 12.3.1)   -     Form of Assignment Agreement

                                   SCHEDULES
                                   ---------

Pricing Schedule
Schedule I    -        Commitments
Schedule 5.9  -        Significant Subsidiaries
Schedule 5.21 -        Insurance Licenses

                          LETTER OF CREDIT AGREEMENT

     This Letter of Credit Agreement, dated as of October 24, 2000, is among TMK RE, LTD., a Bermuda reinsurance corporation, TORCHMARK CORPORATION, a Delaware corporation, the Participants named herein (the "Participants") and BANK ONE,
                                                 ------------
NA, a national banking association having its principal office in Chicago, Illinois, as the Agent and as the Issuer.

                               R E C I T A L S:
                                - - - - - - - -

     WHEREAS, the Issuer has agreed to make available to the Company a standby letter of credit issuance facility upon the terms and conditions set forth in this Agreement and the Participants have agreed to assume a Risk Participation in the letters of credit issued thereunder to the extent set forth herein; and

     WHEREAS, the Guarantor owns all of the outstanding capital stock of the Company and will receive substantial and direct benefits from the extensions of credit contemplated by this Agreement and is entering into this Agreement to induce the Agent, the Issuer and the Participants to enter into this Agreement and provide Facility Letters of Credit to the Company hereunder.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantor, the Participants, the Agent and the Issuer hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Credit Party or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

     "Affected Participant" is defined in Section 3.5.
                                          -----------

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means Bank One, NA in its capacity as contractual representative of the Facility Letter of Credit Providers pursuant to Article X, and not in its individual capacity as the Issuer, and any successor Agent appointed pursuant to
Article X.

     "Agent Balance Transaction" means one or more receivables sales transactions with respect to receivables arising out of advances made by AIL to insurance agents in connection with life insurance policies underwritten by AIL.

     "Aggregate Facility Letter of Credit Commitment" means the commitment of the Issuer to issue, and the commitment of the Participants to participate in, Facility Letters of Credit from time to time issued or outstanding under Article
                                                                         -------
II, in an aggregate amount not to exceed $175,000,000, as such amount may be
--
decreased in accordance with Section 2.7.
                             -----------

     "Agreement" means this Letter of Credit Agreement, as it may be amended, modified or restated and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.5.
                                                                -----------

     "AIL" means American Income Life Insurance Company, an Indiana insurance company.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day, and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements recommended by the NAIC to be used for filing annual statutory financial statements and shall contain the type of information recommended by the NAIC to be disclosed therein, together with all exhibits or schedules filed therewith.

     "Applicable Facility Fee Rate" means, at any time, the percentage determined in accordance with the Pricing Schedule at such time. The Applicable Facility Fee Rate shall change as and when the Guarantor Debt Rating changes.

     "Applicable Letter of Credit Fee Rate" means, at any time, the percentage determined in accordance with the Pricing Schedule at such time. The Applicable Letter of Credit Fee Rate shall change as and when the Guarantor Debt Rating changes.

     "Applicable Utilization Fee Rate" means, at any time, the percentage determined in accordance with the Pricing Schedule at such time. The Applicable Utilization Fee Rate shall change as and when the Guarantor Debt Rating changes.

     "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the Chairman, Vice Chairman, President, Chief Financial Officer, Chief Accounting Officer, Treasurer, any Vice President or any Assistant Treasurer of any Credit Party, acting singly.

     "Bank One" means Bank One, NA, a national banking association formerly known as The First National Bank of Chicago and having its principal place of business in Chicago, Illinois, in its individual capacity, and its successors.

     "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and Bermuda for the conduct of substantially all of their commercial lending activities.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Ceding Company" means an insurance or reinsurance Wholly-Owned Subsidiary of the Guarantor that has, pursuant to an Insurance Contract or a Reinsurance Contract with the Company, agreed with the Company that the Company, as reinsurer, shall assume certain liabilities of such insurance or reinsurance company under an Insurance Contract.

     "Change" is defined in Section 3.2.
                            -----------

     "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Guarantor.

     "Closing Transactions" is defined in Section 4.1(e).
                                          --------------

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means, (a) for each Participant, the obligation of such Participant to participate in Facility Letters of Credit in an aggregate amount not exceeding the amount set forth opposite its name on Schedule I hereto or as set forth in any Notice of Assignment relating to any assignment which has become effective pursuant to Section 12.3.2, as such amount may be modified from
                             --------------
time to time pursuant to the terms hereof, and (b) for the Issuer, the obligation to issue Facility Letters of Credit in accordance with the terms hereof and the Issuer's retained interest therein in the amount equal to the difference between the Aggregate Facility Letter of Credit Commitment and the sum of the Commitments of the Participants.

     "Company" means TMK Re, Ltd., a Bermuda reinsurance corporation, and its successors and assigns.

     "Condemnation" is defined in Section 7.8.
                                  -----------

     "Consolidated Adjusted Net Income" means, for any period of calculation, Consolidated Net Income plus (to the extent deducted in determining Consolidated Net Income) (i) the provision for taxes in respect of, or measured by, income or excess profits and (ii) Consolidated Interest Expense, in each case calculated for such period for the Guarantor and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles.

     "Consolidated Capitalization" means, at any date of determination, the sum of (i) Consolidated Net Worth as at such date plus (ii) Consolidated Indebtedness as at such date.

     "Consolidated Indebtedness" means the Indebtedness of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

     "Consolidated Interest Expense" means, for any period of calculation, interest expense, whether paid or accrued, of the Guarantor and its Subsidiaries calculated on a consolidated basis in accordance with Agreement Accounting Principles.

     "Consolidated Net Income" means, for any period of calculation, the net income of the Guarantor and its Subsidiaries calculated on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

     "Consolidated Net Worth" means, at any date of determination, the amount of consolidated common and preferred shareholders' equity of the Guarantor and its Subsidiaries (including, without limitation, the Series A Preferred Securities), determined as at such date in accordance with Agreement Accounting Principles; provided, however, that the effect of the application of FAS 115 shall be
--------  -------
excluded when computing Consolidated Net Worth.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a Facility Letter of Credit or other Letter of Credit, but excluding (i) the endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Payment and Guarantee Agreement and (iii) obligations of the Guarantor arising in connection with the Agent Balance Transaction.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Credit Party or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Credit Party" means each and either of the Company and the Guarantor.

     "Default" means an event described in Article VII.
                                           -----------

     "Dollars," "dollars" and "$" each mean lawful money of the United States.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Excluded Taxes" means in the case of each Facility Letter of Credit Provider or applicable Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (a) the jurisdiction under the laws of which such Facility Letter of Credit Provider or the Agent is incorporated or organized or (b) the jurisdiction in which the Agent's or such Facility Letter of Credit Provider's principal executive office or such Facility Letter of Credit Provider's applicable Installation is located.

     "Existing Credit Agreement" means that certain Credit Agreement dated as of October 22, 1997 among the Guarantor, Bank One, as agent, and the lenders named therein, as amended, restated, supplemented or otherwise modified from time to time.

     "Facility Letter of Credit" means a standby Letter of Credit issued pursuant to Section 2.1, as amended, modified or supplemented from time to time.
            -----------

     "Facility Letter of Credit Obligations" means as at the time of determination thereof, the sum of (a) the Reimbursement Obligations then outstanding and (b) the aggregate undrawn face amount of the then outstanding Facility Letters of Credit.

     "Facility Letter of Credit Providers" means the Issuer and the Participants.

     "Facility Termination Date" means October 23, 2001 or any earlier date on which the Aggregate Facility Letter of Credit Commitment shall terminate and/or the Obligations shall become due and payable in accordance with the provisions of this Agreement.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financial Statements" is defined in Section 5.5.
                                          -----------

     "Fitch" means Fitch IBCA, Inc., together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

     "Floating Rate" means, for any day, a rate per annum equal to (a) the Alternate Base Rate for such day, plus (b) two percent (2.0%) per annum, in each
                                  ----
case changing when and as the Alternate Base Rate changes.

     "Governmental Authority" means the federal government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, any board of insurance, insurance department or insurance commissioner.

     "Guarantor" means Torchmark Corporation, a Delaware corporation, and its successors and assigns.

     "Guarantor Debt Rating" means the senior unsecured long term debt (without credit enhancement) rating of the Guarantor as determined by a rating agency identified on the Pricing Schedule.

     "Guaranty" means the provisions of Article XIII hereof and the rights and
                                        ------------
obligations of the Guarantor thereunder.

     "Indebtedness" of a Person means, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (excluding accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade and obligations of Insurance Subsidiaries arising under insurance or annuity products), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or similar instruments, (v)

Capitalized Lease Obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) obligations for which such Person is obligated pursuant to or in respect of a Facility Letter of Credit and the face amount of any unreimbursed amount owing in respect of any other Letter of Credit and
(viii) Contingent Obligations, but excluding any indebtedness of the Guarantor arising under or in connection with the Series A Preferred Securities Loan Agreement.

     "Installation" means, with respect to a Participant, the Issuer or the Agent, any office, branch, subsidiary or affiliate of such Participant, the Issuer or the Agent.

     "Insurance Subsidiary" means any Subsidiary of the Guarantor which is engaged in the life, health or accident insurance or reinsurance business, including the Company.

     "Insurance Contract" means an insurance contract or reinsurance contract entered into by a Ceding Company.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

     "Issuance Request" is defined in Section 2.4.
                                      -----------

     "Issuer" means Bank One.

     "Issuance Date" means a date on which a Facility Letter of Credit is issued, renewed or amended hereunder.

     "L/C Documents" means this Agreement, the Reimbursement Agreements, the Facility Letters of Credit and the other documents and agreements contemplated hereby and executed by the Company or the Guarantor in favor of the Agent, the Issuer or any Participant, as amended, modified or supplemented from time to time.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Letter of Credit Cash Collateral Account" is defined in Section 8.1. Such
                                                              -----------
account and the related cash collateralization shall be subject to documentation satisfactory to the Agent.

     "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from a Governmental Authority in connection with the operation, ownership or transaction of insurance or reinsurance business.

     "Lien" means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement but excluding rights in agent balances which are sold in an Agent Balance Transaction).

     "Margin Stock" has the meaning assigned to that term under Regulation U.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Company or of the Guarantor and its Subsidiaries taken as a whole, (ii) the ability of any Credit Party to perform its obligations under the L/C Documents, or (iii) the validity or enforceability of any of the L/C Documents or the rights or remedies of the Agent, the Issuer or the Participants thereunder.

     "Modified Required Providers" means the Facility Letter of Credit Providers in the aggregate having at least 75% of the Aggregate Facility Letter of Credit Commitment or, if the Aggregate Facility Letter of Credit Commitment has been terminated, having at least 75% of the aggregate amount of the outstanding Facility Letter of Credit Obligations.

     "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

     "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissions and similar Governmental Authorities of the various states of the United States of America toward the promotion of uniformity in the practices of such Governmental Authorities.

     "Obligations" means the Facility Letter of Credit Obligations and all other liabilities (if any), whether actual or contingent, of the Company with respect to Facility Letters of Credit, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Company to the Participants or to any Participant, the Issuer, the Agent, the Arranger or any indemnified party hereunder arising under any of the L/C Documents.

     "Other Taxes" is defined in Section 3.3(b).
                                 --------------

     "Participants" means the financial institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Payment and Guarantee Agreement" means the Payment and Guarantee Agreement dated October 11, 1994, issued by the Guarantor for the benefit of the holders of the Series A Preferred Securities, without giving effect to any amendments thereto.

     "Payment Date" means the last day of each March, June, September and December.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Acquisition" means the Acquisition of any Person which has been approved and recommended by the board of directors (or the functional equivalent thereof) of the Person being acquired.

     "Person" means any natural person, corporation, limited liability company, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which any Credit Party or any member of the Controlled Group may have any liability.

     "Prime Rate" means a rate per annum equal to the corporate base rate or prime rate of interest announced by Bank One or by its parent, Bank One Corporation, from time to time (which is not necessarily the lowest rate charged to any customer), changing when and as said corporate base rate or prime rate changes.

     "Pricing Schedule" means the pricing schedule attached hereto.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "pro-rata" means, when used with respect to any Facility Letter of Credit Provider and any described aggregate or total amount, an amount equal to such Facility Letter of Credit Provider's pro-rata share or portion based on its percentage of the Aggregate Facility Letter of Credit Commitment or if the Aggregate Facility Letter of Credit Commitment has been terminated, based on its percentage of the aggregate principal amount of outstanding Facility Letter of Credit Obligations.

     "Purchasers" is defined in Section 12.3.1.
                                --------------

     "Regulation U" means Regulation U of the Board of Governors of the U.S. Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Reimbursement Agreement" means a letter of credit application and reimbursement agreement in such form as the Issuer may from time to time employ in the ordinary course of business which is reasonably acceptable to the Company, as amended, modified or supplemented from time to time.

     "Reimbursement Obligations" means, at any time, the aggregate (without duplication) of the Obligations of the Company to the Facility Letter of Credit Providers in respect of all unreimbursed payments or disbursements made by the Facility Letter of Credit Providers under or in respect of draws made under the Facility Letters of Credit.

     "Reinsurance Contract" means a reinsurance contract between the Company, as reinsurer, and a Ceding Company pursuant to which the Company, as reinsurer, assumes certain liabilities of the Ceding Company with respect to one or more Insurance Contracts.

     "Release" is defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 39601 et seq.

     "Replacement Participant" is defined in Section 3.5.
                                             -----------

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however, that a failure to meet the
                                 --------  -------
minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Providers" means the Facility Letter of Credit Providers in the aggregate having at least 66-2/3% of the Aggregate Facility Letter of Credit Commitment or, if the Aggregate Facility Letter of Credit Commitment has been terminated, of the aggregate amount of the outstanding Facility Letter of Credit Obligations.

     "Risk-Based Capital Guidelines" is defined in Section 3.2.
                                                   -----------

     "Risk Participation" is defined in Section 2.2.
                                        -----------

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

     "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) as of the Closing Date in the jurisdiction of incorporation of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Series A Preferred Securities" means the 9.18% Preferred Securities, Series A, issued by Torchmark Capital L.L.C. on October 11, 1994.

         "Series A Preferred Securities Loan Agreement" means the Loan Agreement dated as of October 11, 1994 between the Guarantor and Torchmark Capital L.L.C. entered into in connection with the Series A Preferred Securities, as in effect on October 11, 1994.

         "Significant Insurance Subsidiary" means any Significant Subsidiary which is an Insurance Subsidiary.

         "Significant Subsidiary" of a Person means a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X of the Securities and Exchange Commission (17 CFR Part 210). Unless otherwise expressly provided, all references herein to a "Significant Subsidiary" shall mean a Significant Subsidiary of the Guarantor.

         "Single Employer Plan" means a Plan maintained by any Credit Party or any member of the Controlled Group for employees of such Credit Party or any member of the Controlled Group.

         "Solvent" means, when used with respect to a Person, that (a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with Agreement Accounting Principles and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and (c) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted. "Solvency" shall have a correlative meaning.

         "Subparticipants" is defined in Section 12.2.1.
                                         --------------

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Guarantor.

         "Substantial Portion" means, with respect to the Property of any Credit Party and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of such Credit Party and its Subsidiaries as would be shown in the consolidated financial statements of such Credit Party and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of such Credit Party and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Transferee" is defined in Section 12.4.
                                    ------------

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture, limited liability company or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Wholly-Owned Subsidiary" shall mean a Wholly-Owned Subsidiary of the Guarantor.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                  ARTICLE II

                         THE LETTER OF CREDIT FACILITY
                         -----------------------------

         2.1.  Issuance of Facility Letters of Credit. (a) From and after the
               --------------------------------------
date hereof until the Facility Termination Date, the Issuer agrees, upon the terms and conditions set forth in this Agreement, to issue at the request and for the account of the Company, one or more Facility Letters of Credit; provided, however, that in no event shall: (i) the aggregate amount of the
--------  -------
Facility Letter of Credit Obligations at any time exceed the Aggregate Facility Letter of Credit Commitment; (ii) the initial face amount of any Facility Letter of Credit be less than $5,000,000; (iii) there be more than eight (8) Facility Letters of Credit outstanding at any time; or (iv) the expiration date of any Facility Letter of Credit, or the date for payment of any draft presented thereunder and accepted by the Issuer, be later than the earlier to occur of (A) the one year anniversary of the date of issuance of such Facility Letter of Credit and (B) the one year anniversary of the Facility Termination Date.

               (b) The Issuer shall not be under any obligation to issue any Facility Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or other regulatory body with jurisdiction over any Facility Letter of Credit Provider shall purport by its terms to enjoin or restrain the Issuer from issuing or any Participant from participating in such Facility Letter of Credit, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any Governmental Authority or other regulatory body with jurisdiction over any Facility Letter of Credit Provider shall prohibit, or request that any Facility Letter of Credit Provider refrain from, the issuance of or participation in Facility Letters of Credit in particular or shall impose upon any Facility Letter of Credit Provider with respect to any Facility Letter of Credit any restriction or reserve or capital requirement (for which such Facility Letter of Credit Provider is not otherwise compensated) or any unreimbursed loss, cost or expense which was not applicable, in effect and known to such Facility Letter of Credit Provider as of the date of this Agreement and which such Facility Letter of Credit Provider in good faith deems material to it, unless, to the extent applicable, there has been a substitution of each affected Participant in accordance with Section 3.5; (ii) one or more of the conditions to such issuance
                -----------
contained in Section 4.2 is not then satisfied; or (iii) after giving effect to
             -----------
such issuance (by calculating the amount of the Facility Letter of Credit proposed to be issued), the aggregate outstanding amount of the Facility Letter of Credit Obligations would exceed the Aggregate Facility Letter of Credit Commitment.

               (c) If, at any time, the aggregate outstanding amount of the Facility Letter of Credit Obligations exceeds the Aggregate Facility Letter of Credit Commitment, then the Company shall immediately deposit an amount equal to such excess in the Letter of Credit Cash Collateral Account in accordance with
Section 8.1.
-----------

         2.2. Participating Interests. Immediately upon the issuance by the
              -----------------------
Issuer of a Facility Letter of Credit in accordance with Section 2.4, each
                                                         -----------
Participant shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse, representation or warranty, an undivided participation interest (a "Risk Participation") equal to its pro-rata
                                     ------------------
share of the face amount of such Facility Letter of Credit and each draw paid by the Issuer thereunder. Each Participant's obligation to pay its proportionate share of all draws under the Facility Letters of Credit, absent gross negligence or willful misconduct by the Issuer in honoring any such draw, shall be absolute, unconditional and irrevocable and in each case shall be made without counterclaim or set-off by such Participant.

         2.3. Facility Letter of Credit Reimbursement Obligations. (a) The
              ---------------------------------------------------
Company agrees to pay to the Agent for the account of the Issuer (i) on each date that any amount is drawn under any Facility Letter of Credit a sum (and interest on such sum as provided in clause (ii) below) equal to the amount so drawn, plus all other charges and expenses with respect thereto specified in
Section 2.6 or in the applicable Reimbursement Agreement and (ii) interest at
-----------
the Floating Rate on any and all amounts remaining unpaid under this Section 2.3
                                                                     -----------
until payment in full.

Payments shall be made to the Issuer in accordance with Section 2.8. The Company
                                                        -----------
agrees to pay to the Agent for the account of the Issuer the amount of all Facility Letter of Credit Obligations owing in respect of any Facility Letter of Credit immediately when due under all circumstances, including, without limitation, any of the following circumstances: (w) any lack of validity or enforceability of this Agreement or any of the other L/C Documents; (x) the existence of any claim, set-off, defense or other right which the Company may have at any time against a beneficiary named in a Facility Letter of Credit, any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), any Facility Letter of Credit Provider or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company and the beneficiary named in any Facility Letter of Credit); (y) the validity, sufficiency or genuineness of any document which the Issuer has determined in good faith complies on its face with the terms of the applicable Facility Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect; or (z) the surrender or impairment of any security for the performance or observance of any of the terms hereof.

               (b) Notwithstanding any provisions to the contrary in any Reimbursement Agreement or other L/C Document, the Company agrees to reimburse the Issuer for amounts which the Issuer pays under each Facility Letter of Credit no later than (i) 2:00 p.m. (Chicago time) on the date of such payment by the Issuer, if the Issuer notifies the Company of such payment by 10:00 a.m. (Chicago time) or (ii) 12:00 noon (Chicago time) on the Business Day following such payment, if otherwise (together with interest thereon at the Floating
Rate).

               (c) Upon receipt from the beneficiary of any Facility Letter of Credit of any demand under such Facility Letter of Credit, the Issuer shall notify the Company and the Agent, and the Agent shall notify each Participant as to the amount to be paid by the Issuer as a result of such demand and the proposed payment date. Upon receipt of such notice, as promptly as practical during normal banking hours on the date of its receipt of such notice or, if not practicable on such date, not later than noon (Chicago time) on the Business Day immediately succeeding such date of notification, each Participant shall deliver to the Agent for the account of the Issuer, in immediately available funds, the purchase price for such Participant's interest in such Facility Letter of Credit Obligations to the extent such amount is not reimbursed by the Company pursuant to paragraph (b) above, which shall be an amount equal to such Participant's pro-rata share of such Facility Letter of Credit Obligations. Each Participant shall, upon demand by the Issuer, pay the Agent for the account of the Issuer interest on such Participant's pro-rata share of such draw from the date of payment by the Issuer on account of such Facility Letter of Credit until the date of delivery of such funds to the Agent by such Participant at a rate per annum, computed for actual days elapsed based on a 360-day year, equal to the Federal Funds Effective Rate for such period; provided, that such payments shall
                                              --------
be made by the Participants only in the event and to the extent that the Issuer is not reimbursed in full by the Company for interest on the amount of any draw on the Facility Letters of Credit.

               (d) At any time after the Issuer has made a payment on account of any Facility Letter of Credit and has received from any other Participant such Participant's pro-rata share of such payment, the Issuer shall, forthwith upon its receipt of any reimbursement (in whole or in part) by the Company for such payment, or of any other amount from the Company or any other Person in respect of such payment (including, without limitation, any payment of interest or penalty fees and any payment under any collateral account agreement of the Company or any other L/C Document), transfer to such other Participant such other Participant's ratable share of such reimbursement or other amount; provided, that interest shall accrue for the benefit of such Participant from
--------
the time such Issuer has made a payment on account of any Facility Letter of Credit; provided, further, that in the event that the receipt by the Issuer of
        --------  -------
such reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under any bankruptcy code or is otherwise required to be returned, such Participant shall promptly return to the Issuer any portion thereof previously transferred by the Issuer to such Participant, but without interest to the extent that interest is not payable by the Issuer in connection therewith.

         2.4. Procedure for Issuance. (a) Prior to the issuance of each Facility
              ----------------------
Letter of Credit, and as a condition of such issuance, the Company shall deliver to the Issuer a Reimbursement Agreement signed by the Company, together with such other documents or items as may be required pursuant to the terms thereof, and the proposed form and content of such Facility Letter of Credit shall be reasonably satisfactory to the Issuer. It is understood that the form of Facility Letter of Credit attached hereto as Exhibit A is satisfactory to the
                                             ---------
Issuer. In the event of any conflict between the terms of any Reimbursement Agreement and the terms of this Agreement or any other L/C Document, the terms of this Agreement or such L/C Document shall control. Upon receipt of a Reimbursement Agreement, the Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Participant, of the contents thereof and of the amount of such Participant's participation in such proposed Facility Letter of Credit. Each Facility Letter of Credit shall be issued no earlier than five (5) Business Days after delivery of the foregoing documents, which delivery may be by the Company to the Issuer by telecopy or other electronic means followed by delivery of executed originals within five (5) days thereafter. The documents so delivered shall be in compliance with the requirements set forth in Section
                                                                    -------
2.1(b), and shall specify therein (i) the stated amount of the Facility Letter
------
of Credit requested, which shall not be less than $5,000,000, (ii) the effective date of issuance of such requested Facility Letter of Credit, which shall be a Business Day, (iii) the date on which such requested Facility Letter of Credit is to expire, which shall be a Business Day prior to the earlier to occur of (A) the one year anniversary of the date of issuance of such Facility Letter of Credit and (B) the one year anniversary of the Facility Termination Date, (iv) the entity for whose account the requested Facility Letter of Credit is to be issued, which shall be the Company, (v) the beneficiary to be named in the Facility Letter of Credit, and (vi) a list of outstanding Facility Letters of Credit (including the maturity and stated amount of each thereof), together with a statement of an Authorized Officer of the Company that, to the Company's knowledge, the aggregate amount of Facility Letter of Credit Obligations which would be outstanding after giving effect to the requested Facility Letter of Credit issuance would not exceed the Aggregate Facility Letter of Credit Commitment. The delivery of the foregoing documents and information shall constitute an "Issuance Request" for purposes of this Agreement. Subject to the terms and
    ----------------
conditions of Section 2.1 and provided that the applicable conditions set forth
              -----------
in Sections 4.1 and 4.2 hereof have been satisfied, the Issuer shall, on the
   --------------------
requested date, issue a Facility Letter of Credit on behalf of the Company in accordance with the Issuer's usual and customary business practices.

               (b) From time to time while a Facility Letter of Credit is outstanding and prior to the Facility Termination Date, the Issuer will, upon the written request of the Company received by the Issuer at least five days (or such shorter time as the Issuer may agree in a particular instance) prior to the proposed date of amendment, amend any Facility Letter of Credit issued by it. Each such request for amendment of a Facility Letter of Credit shall be in writing and shall specify: (i) the Facility Letter of Credit to be amended; (ii) the proposed date of amendment of the Facility Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuer may require. The Issuer shall be under no obligation to amend any Facility Letter of Credit if: (x) the Issuer would have no obligation at such time to issue such Facility Letter of Credit in its amended form under the terms of this Agreement; or (y) the beneficiary of any such Facility Letter of Credit does not accept the proposed amendment to the Facility Letter of Credit.

               (c) The Issuer and the Participants agree that, while a Facility Letter of Credit is outstanding and prior to the Facility Termination Date, at the option of the Company and upon the written request of the Company received by the Issuer at least forty-five days (or such shorter time as the Issuer may agree in a particular instance) prior to the termination date thereof, the Issuer shall be entitled to authorize the automatic renewal of any Facility Letter of Credit issued by it. Each such request for renewal of a Facility Letter of Credit shall be in writing and shall specify: (i) the Facility Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Facility Letter of Credit (which shall be a Business Day);
(iii) the revised expiry date of the Facility Letter of Credit (which shall not be more than 365 days after the earlier of the date of renewal and the Facility Termination Date); and (iv) such other matters as the Issuer may require. The Issuer shall be under no obligation so to renew any Facility Letter of Credit if: (x) the Issuer would have no obligation at such time to issue or amend such Facility Letter of Credit in its renewed form under the terms of this Agreement or (y) the beneficiary of any such Facility Letter of Credit does not accept the proposed renewal of the Facility Letter of Credit and, in any such case, the Issuer shall provide timely notice of nonrenewal to the beneficiary in accordance with the terms of such Facility Letter of Credit. If any outstanding Facility Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuer that such Facility Letter of Credit shall not be renewed, and if at the time of renewal the Issuer would be entitled to authorize the renewal of such Facility Letter of Credit in accordance with this Section 2.4(c) upon the request of the Company
                               --------------
but the Issuer shall not have received a request from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuer shall nonetheless be permitted (but not required) to allow such Facility Letter of Credit to renew unless the revised expiry date of the Facility Letter of Credit would be more than 365 days after the earlier of the date of renewal and the Facility Termination Date, and the Company and the Participants hereby authorize such renewal; provided that in the event the
                                            --------
Issuer shall not have received a request from the

Company with respect to such renewal, the Issuer shall give a notice of nonrenewal with respect to any Facility Letter of Credit which has an expiry date later than the Facility Termination Date. In no event shall any Facility Letter of Credit have an expiry date (whether by amendment, renewal or other modification) which is more than 365 days from the Facility Termination Date.

          2.5. Nature of the Obligations of the Issuer and the Participants.
               ------------------------------------------------------------
(a) As between the Company and the Issuer and the Participants, the Company assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent, the Issuer nor the Participants shall be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for the issuance of a Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required to be satisfied by any Person other than the Issuer in order to draw upon such Facility Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise; (v) errors in the interpretation of technical terms;
(vi) the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; or (vii) any consequences arising from causes beyond control of the Issuer.

               (b) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuer under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Issuer or any Participant under any resulting liability to the Company or relieve the Company of any of its obligations hereunder to the Issuer or any Participant.

          2.6. Facility Letter of Credit Fees. The Company hereby agrees to pay
               ------------------------------
to the Agent, for the ratable (based on Commitment amounts) account of the Facility Letter of Credit Providers, letter of credit fees with respect to each Facility Letter of Credit for each day from and including the date of issuance thereof until the date such Facility Letter of Credit is fully drawn, cancelled or expired equal to the Applicable Letter of Credit Fee Rate for such day multiplied by the aggregate outstanding face amount of all Facility Letters of Credit at the close of business on such day, payable (in arrears) on each Payment Date and upon the expiration, cancellation or utilization in full of such Facility Letter of Credit. Notwithstanding anything contained in this
Section 2.6 to the contrary, during the continuance of a Default, the Applicable
-----------
Letter of Credit Fee Rate shall be increased by 2.0% per annum. In addition to the foregoing, the Company agrees to pay the Issuer, for its own account, any other fees customarily charged by it to issue, service and amend the Facility Letters of Credit.

         2.7.  Facility and Utilization Fees; Reduction in Aggregate Facility
               --------------------------------------------------------------
Letter of Credit Commitment. (a) The Company agrees to pay to the Agent, for the
---------------------------
ratable (based on Commitment amounts) account of the Facility Letter of Credit Providers, a facility fee for each day from the date hereof to and including the later of the Facility Termination Date and the date no Facility Letters of Credit are outstanding and all Obligations are paid in full equal to the Applicable Facility Fee Rate for such day multiplied by the Aggregate Facility Letter of Credit Commitment (regardless of usage, except after the Facility Termination Date such rate shall be multiplied by the aggregate outstanding amount of all Facility Letter of Credit Obligations) at the close of business (if applicable) on such day, payable (in arrears) on each Payment Date, on the Facility Termination Date and on the date no Facility Letters of Credit are outstanding and all Obligations are paid in full. The Company also agrees to pay to the Agent, for the ratable (based on Commitment amounts) account of the Facility Letter of Credit Providers, a utilization fee for each day from the date hereof to and including the later of the Facility Termination Date and the date no Facility Letters of Credit are outstanding and all Obligations are paid in full equal to the Applicable Utilization Fee Rate for such day multiplied by the aggregate outstanding amount of all Facility Letter of Credit Obligations at the close of business on such day, payable (in arrears) on each Payment Date, on the Facility Termination Date and on the date no Facility Letters of Credit are outstanding and all Obligations are paid in full. All accrued facility and utilization fees shall be payable on the effective date of any termination of the obligations of the Issuer to issue Facility Letters of Credit hereunder.

               (b) The Company may permanently reduce the Aggregate Facility Letter of Credit Commitment in whole, or in part ratably among the Issuer and the Participants, in a minimum aggregate amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof, upon at least three (3) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Facility Letter
           --------  -------
of Credit Commitment may not be reduced below the aggregate amount of the outstanding Facility Letter of Credit Obligations.

         2.8.  Method of Payment. All payments of the Obligations hereunder
               -----------------
shall be made, without setoff, deduction or counterclaim, in Dollars in immediately available funds to the Issuer or the Agent, as applicable, at such Person's address specified pursuant to Article XIV, or at any other Installation
                                       -----------
of the Issuer or the Agent specified in writing by the Issuer or the Agent to the Company, by noon (Chicago time) on the date when due and shall (except in the case of Reimbursement Obligations for which the Issuer or the Agent, as applicable, has not been fully indemnified by the Participants, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Facility Letter of Credit Providers. Each payment delivered to the Agent for the account of any Facility Letter of Credit Provider shall be delivered promptly by the Agent to such Facility Letter of Credit Provider at its address specified pursuant to Article XIV or at any Installation specified in a notice received by
            -----------
the Agent from such Facility Letter of Credit Provider.

         2.9.  Additional Fees. In addition to the fees otherwise described
               ---------------
herein, the Company shall pay to the Issuer and the Arranger fees in the amounts and at the times separately agreed to among the Issuer, the Arranger and the Company.

                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES
                            -----------------------

         3.1.  Yield Protection. If, on or after the Closing Date, the adoption
               ----------------
of or any change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuer or any Participant or applicable Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (a) subjects the Issuer or any Participant or any applicable Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Letter of Credit Provider in respect of its interest in the Facility Letters of Credit or other amounts due it hereunder, or

               (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Issuer, any Participant or any applicable Installation, or

               (c) imposes any other condition the result of which is to increase the cost to the Issuer, any Participant or any applicable Installation issuing or participating in Facility Letters of Credit or reduces any amount receivable by the Issuer, any Participant or any applicable Installation in connection with any Facility Letters of Credit, or requires the Issuer, any Participant or any applicable Installation to make any payment calculated by reference to the amount of Facility Letters of Credit issued or participated in or interest received by it, in each case, by an amount reasonably deemed material by the Issuer or such Participant, and the result of any of the foregoing is to increase the cost to the Issuer or such Participant or applicable Installation of funding and maintaining its interest in the Facility Letters of Credit and its pro rata share of the Aggregate Facility Letter of Credit Commitment or to reduce the return received by the Issuer or such Participant or applicable Installation in connection with funding and maintaining its interest in the Facility Letters of Credit and its pro rata share of the Aggregate Facility Letter of Credit Commitment, then, within 15 days of demand by the Issuer or such Participant, the Company shall pay the Issuer or such Participant such additional amount or amounts as will compensate the Issuer or such Participant for such increased cost or reduction in amount received.

         3.2.  Changes in Capital Adequacy Regulations. If the Issuer or a
               ---------------------------------------
Participant reasonably determines the amount of capital required or expected to be maintained by the Issuer or such Participant, any applicable Installation or any corporation controlling the Issuer or such Participant is increased as a result of a Change, then, within 15 days of demand by the Issuer or such Participant, the Company shall pay the Issuer or such Participant the amount necessary to compensate for any material shortfall in the rate of return on the portion of such increased capital which the Issuer or such Participant reasonably determines is attributable to this Agreement, its interest in the Facility Letters of Credit or its obligation to participate in or issue Facility Letters of Credit hereunder (after taking into account the Issuer's or such Participant's policies as to capital adequacy). "Change" means (a) any change after the date of this
                          ------
Agreement in the Risk-Based Capital Guidelines, or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by the Issuer or any Participant or any applicable Installation or any corporation controlling the Issuer or any Participant. "Risk-Based Capital Guidelines" means (a) the risk-based capital guidelines in
 -----------------------------
effect in the United States on the date of this Agreement, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards", including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3.  Taxes. (a) All payments by any Credit Party to or for the account
               -----
of any Participant, the Issuer or the Agent hereunder shall be made free and clear of and without deduction for any and all Taxes. If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Participant, the Issuer or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section
                                                                       -------
3.3) such Participant, the Issuer or the Agent (as the case may be) receives an
----
amount equal to the sum it would have received had no such deductions been made,
(ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) such Credit Party shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

               (b) In addition, the Company hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement ("Other Taxes").

               (c) The Company hereby agrees to indemnify the Issuer, the Agent and each Participant for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.3) paid by the Issuer, the Agent or such
                   -----------
Participant and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Issuer, the Agent or such Participant makes demand therefor pursuant to Section 3.4.
            -----------

               (d) Each Facility Letter of Credit Provider that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Participant") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Facility Letter of Credit Provider is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Company and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Participant further undertakes to deliver to each of the Company and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Agent. All forms or amendments described in the preceding sentence shall certify that such Facility Letter of Credit Provider is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Facility Letter of Credit Provider from duly completing and delivering any such form or amendment with respect to it and such Facility Letter of Credit Provider advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

               (e) For any period during which a Non-U.S. Participant has failed to provide the Company with an appropriate form pursuant to clause (d)
                                                                   ---------
above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Participant shall not be entitled to indemnification under this Section 3.3 with respect to Taxes imposed by the
                           -----------
United States; provided, that should a Non-U.S. Participant which is otherwise
               --------
exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (d) above,
                                                              ----------
the Company shall take such steps as such Non-U.S. Participant shall reasonably request to assist such Non-U.S. Participant to recover such Taxes.

               (f) Any Facility Letter of Credit Provider that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Company (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

               (g) If the U.S. Internal Revenue Service or any other Governmental Authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Facility Letter of Credit Provider (because the appropriate form was not delivered or properly completed, because such Facility Letter of Credit Provider failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Facility Letter of Credit Provider shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Facility Letter of Credit Providers under this Section 3.4(g) shall survive the payment
                                      --------------
of the Obligations and termination of this Agreement.

         3.4.  Participant Statements. To the extent reasonably possible, the
               ----------------------
Issuer and each Participant shall designate an alternate Installation to reduce any liability of the Company to the Issuer or such Participant under Sections
                                                                     --------
3.1, 3.2 and 3.3(a) so long as such designation is not, in the judgment of the
--------     ------
Issuer or such Participant, as applicable, disadvantageous to the Issuer or such Participant. The Issuer or such Participant shall deliver a written statement to the Company (with a copy to the Agent of any such statement) as to the amount due, if any, under Section 3.1, 3.2 or 3.3(a). Such written statement shall set
                   ----------------    ------
forth in reasonable detail the calculations upon which the Issuer or such Participant determined such amount and shall be final, conclusive and binding on the Company in the absence of manifest error. Unless otherwise provided herein, the amount specified in the written statement of the Issuer or any Participant shall be payable on demand after receipt by the Company of the written statement.

         3.5.  Substitution of Facility Letter of Credit Provider. Upon the
               --------------------------------------------------
receipt by the Company from any Facility Letter of Credit Provider (an "Affected
                                                                        --------
Participant") of a claim for compensation under Section 3.1, 3.2 or 3.3(a), the
-----------                                     ----------------    ------
Company may: (a) request the Affected Participant to use its best efforts to obtain a replacement Facility Letter of Credit Provider or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Participant's interest in the outstanding Facility Letters of Credit and Commitment at the face amount thereof (a "Replacement Participant");
                                                     -----------------------
(b) request the Issuer or one or more of the other Participants to acquire and assume all or part of such Affected Participant's interest in the outstanding Facility Letters of Credit and Commitment (which request the Issuer and each such other Participant may decline or agree to in its sole discretion); or (c) designate a Replacement Participant. Any such designation of a Replacement Participant under clause (a) or (c) shall be subject to the prior written consent of the Agent and the Issuer (which consent shall not unreasonably be withheld). Any transfer of a participation interest or Commitment pursuant to this Section shall be made in accordance with Section 12.3.
                                              ------------

         3.6.  Survival. The agreements and obligations of the Credit Parties in
               --------
this Article III shall survive the payment of the Obligations and termination of
     -----------
this Agreement.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT
                             --------------------

         4.1.  Initial Facility Letter of Credit. The Issuer shall not be
               ---------------------------------
required to issue any Facility Letter of Credit hereunder unless the Company has furnished the following to the Agent and the other conditions set forth below have been satisfied:

               (a)   Charter Documents; Good Standing Certificates. Copies of
                     ---------------------------------------------
the articles or certificate of incorporation of each Credit Party, together with all amendments thereto, certified by the Registrar of Companies of Bermuda and Secretary of State of Delaware, as applicable, together with a good standing certificate issued by the Registrar of Companies of Bermuda (with respect to the Company) and the Secretaries of State of Delaware and Alabama (with respect to the Guarantor).

               (b)   By-Laws and Resolutions. Copies, certified by the Secretary
                     -----------------------
or Assistant Secretary of each Credit Party, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Issuer or the Agent) authorizing the execution, delivery and performance of the L/C Documents to which such Credit Party is a party.

               (c)   Secretary's Certificate. An incumbency certificate,
                     -----------------------
executed by the Secretary or Assistant Secretary of each Credit Party, which shall identify by name and title and bear the signature of the officers of such Credit Party authorized to sign the L/C Documents to which it is a party and to request the issuance of Facility Letters of Credit hereunder, upon which certificate the Agent, the Issuer and the Participants shall be entitled to rely until informed of any change in writing by such Credit Party.

               (d)   License. A copy of the Company's license under The
                     -------
Insurance Act 1978, certified by an Authorize Officer of the Company.

               (e)   Officer's Certificate. A certificate, dated the date of
                     ---------------------
this Agreement, signed by an Authorized Officer of the Company, in form and substance satisfactory to the Issuer, to the effect that: (i) on the date of this Agreement (both before and after giving effect to the issuance of any Facility Letters of Credit hereunder and the consummation of the other transactions contemplated hereby (collectively, the "Closing Transactions")) no
                                                     --------------------
Default or Unmatured Default has occurred and is continuing; (ii) no injunction or temporary restraining order which would prohibit the issuance of the Facility Letters of Credit or the consummation of any of the Closing Transactions, or other litigation which could reasonably be expected to have a Material Adverse Effect is pending or, to the best of such Person's knowledge, threatened; (iii) all orders, consents, approvals, licenses, authorizations, or validations of, or filings, recordings or registrations with, or exemptions by, any governmental or public body or authority, or any subdivision thereof, required to make or consummate the Closing Transactions have been or, prior to the time required, will have been, obtained, given, filed or taken and are or will be in full force and effect (or the Company has obtained effective judicial relief with respect to the application thereof) and all applicable waiting periods have expired; (iv) the Company has not failed to perform any material obligation or covenant required in connection with any Closing Transaction to be performed or complied with by it on or before the date of this Agreement; (v) each of the representations and warranties set forth in Article V of this Agreement is true
                                            ---------
and correct on and as of the date of the Agreement; and (vi) since December 31, 1999, no event or change has occurred that has caused or evidences a Material Adverse Effect.

               (f)   Legal Opinions. (i) A written opinion of Larry M.
                     --------------
Hutchison, Vice President and General Counsel of the Guarantor, and (ii) a written opinion of Appelby, Spurling & Kempe, special Bermuda counsel to the Credit Parties, addressed to the Agent, the Issuer and the Participants in form and substance acceptable to the Agent and its counsel.

               (g)   L/C Documents. Executed originals of this Agreement and
                     -------------
each of the other L/C Documents, which shall be in full force and effect, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant hereto and thereto.

               (h)   Solvency Certificate. A written solvency certificate from
                     --------------------
the chief financial officer of each Credit Party in form and content satisfactory to the Agent, dated the date of this Agreement, with respect to the value, Solvency and other factual information of, or relating to, as the case may be, the Company and the Guarantor, after giving effect to the Closing Transactions.

               (i)  Regulatory Matters. Receipt of any required regulatory
                    ------------------
approvals from any Governmental Authority with respect to the transactions contemplated by the L/C Documents, including all hearing orders issued by insurance regulatory authorities.

               (j)   Other. Such other documents as the Agent or its counsel may
                     -----
have reasonably requested.

         4.2.  Each Facility Letter of Credit. The Issuer shall not be obligated
               ------------------------------
to issue any Facility Letter of Credit unless on the applicable Issuance Date:

               (a) There exists no Default or Unmatured Default and none would result from such issuance of such Facility Letter of Credit;

               (b)   The representations and warranties contained in Article V
                                                                     ---------
(other than Section 5.5) are true and correct in all material respects as of
            -----------
such Issuance Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date;

               (c)   An Issuance Request shall have been properly submitted; and

               (d) All legal matters incident to the issuance of such Facility Letter of Credit shall be reasonably satisfactory to the Agent, the Issuer, the Participants and their counsel.

         Each Issuance Request with respect to each such Facility Letter of Credit shall constitute a representation and warranty by the Company that the conditions contained in Section 4.2 have been satisfied. The Issuer or any
                        -----------
Participant may require a duly completed compliance certificate in substantially the form of Exhibit B hereto as a condition to issuing a Facility Letter of
            ---------
Credit.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

         Each Credit Party, jointly and severally, represents and warrants to the Agent, the Issuer and the Participants that:

         5.1.  Corporate Existence and Standing. Each of the Guarantor, its
               --------------------------------
Significant Subsidiaries and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2.  Authorization and Validity. Each Credit Party has all requisite
               --------------------------
power and authority and legal right to execute and deliver each of the L/C Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Credit Party of the L/C Documents to which it is a party and the performance of its respective obligations thereunder have been duly authorized by proper corporate proceedings and the L/C Documents constitute legal, valid and binding obligations of each Credit Party, enforceable against such Credit Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3.  No Conflict; Government Consent. Neither the execution and
               -------------------------------
delivery by any Credit Party of the L/C Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions of the L/C Documents, including in the case of the Company, the application of the proceeds of the Facility Letters of Credit, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on either Credit Party or any of its Subsidiaries or any Credit Party's or any of its Subsidiaries' articles or certificate of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which any Credit Party or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of any Credit Party or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement, other than such violations, conflicts or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.4.  Governmental Consents. No order, consent, approval, license,
               ---------------------
authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the L/C Documents, the application of the proceeds of the Facility Letters of Credit or the consummation of any other transaction contemplated by the L/C Documents except for those which have been obtained and are in full force and effect.

         5.5. Financial Statements. The December 31, 1999 audited consolidated
              --------------------
financial statements of the Guarantor and its Subsidiaries and the June 30, 2000 unaudited consolidated financial statements of the Guarantor and its Subsidiaries heretofore delivered to the Agent (the "Financial Statements") were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Guarantor and its Subsidiaries at such dates and the consolidated results of their operations for the periods then ended.

          5.6. Material Adverse Change. Since December 31, 1999, there has been
               -----------------------
no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Guarantor and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

          5.7. Taxes. Each Credit Party and its respective Subsidiaries have
               -----
filed all United States federal tax returns and all other tax returns (domestic or foreign) which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by any Credit Party or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which, in the good faith judgment of such Credit Party, adequate reserves have been provided. The United States income tax returns of the Guarantor and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1993. No tax liens have been filed and no claims against the Guarantor or its Subsidiaries are being asserted with respect to any such taxes except claims being contested in good faith and as to which, in the good faith judgment of the Guarantor, adequate reserves have been provided. The charges, accruals and reserves on the books of each Credit Party and its Subsidiaries in respect of any taxes or other governmental charges are adequate in the good faith judgment of such Credit Party.

         5.8.  Litigation and Contingent Obligations. There is no litigation,
               -------------------------------------
arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any Credit Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect (after giving effect to reserves which have been provided with respect thereto on the books of such Credit Party and its Subsidiaries) or to prevent, enjoin or unduly delay the issuance of Facility Letters of Credit under this Agreement or the consummation of any other Closing Transaction. As of the date hereof, the Guarantor has no material Contingent Obligations not provided for or disclosed in the Financial Statements.

         5.9.  Subsidiaries. Schedule 5.9 hereto contains an accurate list of
               ------------
all of the Significant Subsidiaries of the Guarantor in existence on the date of this Agreement, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Guarantor or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable. As of the date hereof, the Company does not have any Subsidiaries.

         5.10. ERISA. The Unfunded Liabilities of all Single Employer Plans do
               -----
not in the aggregate exceed $10,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations. No Reportable Event has occurred with respect to any Plan and no Credit Party nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, which occurrence or withdrawal could result in a Material Adverse Effect. No steps have been taken to terminate any Plan which has Unfunded Liabilities.

         5.11. Defaults. No Default or Unmatured Default has occurred and is
               --------
continuing.

         5.12. Accuracy of Information. No information, exhibit or report
               -----------------------
furnished by any Credit Party or any of its Subsidiaries to the Agent, the Issuer or to any Participant in connection with the negotiation of, or compliance with, the L/C Documents contained any material misstatement of fact, omitted to state a material fact or omitted to state any fact necessary to make the statements contained therein not misleading in any material respect.

         5.13. Regulation U. Margin Stock constitutes less than 25% of those
               ------------
assets of each Credit Party and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

         5.14. Material Agreements. No Credit Party nor any Subsidiary is a
               -------------------
party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. No Credit Party nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect. No Credit Party nor any Significant Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument evidencing or governing Indebtedness.

         5.15. Solvency. As of the date hereof, after giving effect to the
               --------
consummation of the transactions contemplated by the L/C Documents and the payment of all fees, costs and expenses payable by the Credit Parties with respect to the transactions contemplated by the L/C Documents, each Credit Party is Solvent.

         5.16. Compliance With Laws. Each Credit Party and each of its
               --------------------
Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No Credit Party nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.17. Indebtedness. The Company has no Indebtedness outstanding on the
               ------------
date of this Agreement other than the Obligations.

         5.18. Ownership of Properties. Except for Liens permitted by Section
               -----------------------
6.16, on the date of this Agreement each Credit Party and each of its Subsidiaries have good title to all of the Property and assets reflected in the Financial Statements as owned by it, free of all Liens other than those permitted by this Agreement, except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date of such Financial Statements.

         5.19. Investment Company Act. No Credit Party nor any of its
               ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.20. Public Utility Holding Company Act. No Credit Party nor any of
               ----------------------------------
its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.21. Insurance Licenses. Schedule 5.21 attached hereto (as said
               ------------------
Schedule 5.21 shall be revised or supplemented from time to time to reflect withdrawals or changes in jurisdictions permitted by Section 6.4 or additional jurisdictions set forth in the Annual Statements furnished pursuant to Section 6.1(vii)) lists all of the jurisdictions in which any Significant Insurance Subsidiary holds active Licenses and is authorized to transact insurance business. No such License is the subject of a proceeding for suspension or revocation, there is no sustainable basis for such suspension or revocation, and to each Credit Party's best knowledge, no such suspension or revocation has been threatened by any Governmental Authority. Schedule 5.21 also indicates the type or types of insurance in which each such Insurance Subsidiary is permitted to engage with respect to each License therein listed. None of the Insurance Subsidiaries transacts any insurance business, directly or indirectly, in any jurisdiction other than those enumerated in Schedule 5.21.

         5.22. Reserves. The Company owns assets that qualify as admitted assets
               --------
under applicable law in an amount at least equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by the insurance laws, rules and regulations of its jurisdiction of domicile.

                                  ARTICLE VI

                                   COVENANTS
                                   ---------

         While the Aggregate Facility Letter of Credit Commitment remains outstanding and until the payment in full of any outstanding Obligations, unless the Required Providers shall otherwise consent in writing:

         6.1.  Financial Reporting. Each Credit Party will maintain, for itself
               -------------------
and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and the Guarantor or the Company, as applicable, will furnish to the Agent, the Issuer and the Participants:

                       (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Agent, the Issuer and the Participants, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for each of the Guarantor and the Company and its respective Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

                       (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for each of the Guarantor and the Company and its respective Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by the Chief Financial Officer, Chief Accounting Officer or Treasurer of the Guarantor or the Company, as applicable.

                       (iii) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit B hereto signed by the Chief Financial Officer, Chief
         ---------
         Accounting Officer or Treasurer of the Guarantor showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                       (iv) Within 330 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

                       (v) As soon as possible and in any event within 10 days after any Credit Party knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the Chief Financial Officer, Chief Accounting Officer, Treasurer or Vice President of the Guarantor, describing said Reportable Event and the action which the Guarantor proposes to take with respect thereto.

                       (vi) As soon as possible and in any event within 10 days after receipt by any Credit Party, a copy of (a) any notice or claim to the effect that such Credit Party or any of its Subsidiaries is or may be liable to any Person as a result of the release by such Credit Party, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by any Credit Party or any of its Subsidiaries, which, in the case of either (a) or (b) above, could reasonably be expected to have a Material Adverse Effect.

                       (vii) Within 75 days after the close of each fiscal year of each Insurance Subsidiary, copies of the Annual Statement of each of the Insurance Subsidiaries, as certified by the president, secretary and treasurer of and the actuary for each such Insurance Subsidiary and prepared on the NAIC annual statement blanks (or such other form as shall be required by the jurisdiction of incorporation of each such Insurance Subsidiary), all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and to be certified by independent certified public accountants reasonably acceptable to the Agent if so required by any Governmental Authority.

                       (viii) Promptly upon the filing thereof, copies of all Forms 10-Q, 10-K and 8-K which any Credit Party or any of its Subsidiaries files with the Securities and Exchange Commission and, together with copies of each Form 10-K so furnished, a list of such revisions to Schedule 5.9, if any, as shall be necessary to cause
         Schedule 5.9 to accurately set forth all then existing Significant Subsidiaries of the Guarantor, their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Guarantor or other Subsidiaries.

                       (ix) Promptly upon any Credit Party's receipt thereof, copies of reports or valuations prepared by any Governmental Authority or actuary in respect of any action or event which has resulted in the reduction by 5% or more in the capital and surplus of any Insurance Subsidiary.

                       (x) Promptly and in any event within ten days after learning thereof, notification of any decrease after the Closing Date in the rating given by A.M. Best & Co. in respect of any Insurance Subsidiary.

                       (xi) Such other information (including, without limitation, non-financial information) as the Agent, the Issuer or any Participant may from time to time reasonably request.

         6.2.  Use of Facility Letters of Credit. The Company will use the
               ---------------------------------
Facility Letters of Credit to secure its obligations to Ceding Companies. The Company will not request the issuance of any Facility Letters of Credit, the proceeds of which are, to the Company's knowledge, to be used to purchase or carry any Margin Stock.

         6.3.  Certain Notices. Each Credit Party will give prompt notice in
               ---------------
writing to the Agent, the Issuer and the Participants of (i) the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, relating specifically to the Credit Parties which could reasonably be expected to have a Material Adverse Effect, (ii) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations, other than such expiration, revocation or suspension which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (iv) any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which could reasonably be expected to have a Material Adverse Effect. Any such notice shall state that it is given pursuant to this
Section 6.3.
-----------

         6.4.  Conduct of Business. The Company will (a) only provide
               -------------------
reinsurance to Ceding Companies, (b) only engage in the insurance business in which it is engaged or licensed as of the date hereof, (c) do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of formation, and (d) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for the Company to operate its insurance business in compliance with all applicable laws and regulations. The Company will not change its jurisdiction of domicile without the prior written consent of the Required Providers. The Guarantor will cause the Company to be and remain a Wholly-Owned Subsidiary and to be at all times Solvent. The Guarantor will, and will cause each Significant Subsidiary and the Company to, do all things necessary to remain duly incorporated, validly existing and in good standing as a corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The Guarantor will cause each Significant Insurance Subsidiary and the Company to (i) carry on or otherwise be associated with the business of a licensed insurance carrier and (ii) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for such Significant Insurance Subsidiary and the Company to operate their respective insurance business in compliance with all applicable laws and regulations; provided, however, that any
                                                     --------  -------
such Significant Insurance Subsidiary may withdraw from one or more states as an admitted insurer or change the state of its domicile, if such withdrawal or change is in the best interests of the Guarantor and such Significant Insurance Subsidiary and could not reasonably be expected to have a Material Adverse Effect.

         6.5.  Taxes. Each Credit Party will, and will cause each of its
               -----
Subsidiaries to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         6.6.  Insurance. Each Credit Party will, and will cause each of its
               ---------
Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all or substantially all of its Property, or shall maintain self-insurance, in such amounts and covering such risks as is consistent with sound business practice for Persons in substantially the same industry as such Credit Party or such Subsidiary, and each Credit Party will furnish to the Agent, the Issuer or any Participant upon request full information as to the insurance carried.

         6.7.  Compliance with Laws. Each Credit Party will, and will cause each
               --------------------
of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject (including, without limitation, ERISA and the rules and regulations thereunder), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         6.8.  Maintenance of Properties. Each Credit Party will, and will cause
               -------------------------
each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to so maintain, preserve, protect and repair could not reasonably be expected to have a Material Adverse Effect.

         6.9.  Inspection. Each Credit Party will, and will cause each of its
               ----------
Subsidiaries to, permit the Agent, the Issuer and the Participants, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of such Credit Party and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of such Credit Party and each of its Subsidiaries, and to discuss the affairs, finances and accounts of such Credit Party and each of its Subsidiaries with, and to be advised as to the same by, their respective officers upon reasonable notice and at such reasonable times and intervals as the Agent, the Issuer and the Participants may designate.

         6.10. Merger. The Company will not merge or consolidate with or into
               ------
any other Person. The Guarantor will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (i) a Subsidiary (other than the Company) may merge with the Guarantor or a Wholly-Owned Subsidiary and (ii) the Guarantor and any Subsidiary (other than the Company) may merge or consolidate with or into any other Person provided that the Guarantor or such Subsidiary shall be the continuing or surviving corporation and, after giving effect to such merger or consolidation, no Default or Unmatured Default shall exist.

         6.11. Sale of Assets. No Credit Party will, nor will it permit any of
               --------------
its Subsidiaries to, lease, sell or otherwise dispose of all or a Substantial Portion of its Property (exclusive of Investments sold in the ordinary course of business) to any other Person(s) in any calendar year.

         6.12. Sale and Leaseback. No Credit Party will, nor will it permit any
               ------------------
of its Subsidiaries to, sell or transfer a Substantial Portion of its Property in order to concurrently or subsequently lease as lessee such or similar Property.

         6.13. Acquisitions. No Credit Party will make, and nor will it permit
               ------------
any of its Subsidiaries to make, any Acquisitions except Permitted Acquisitions.

         6.14. Liens. No Credit Party will, nor will it permit any of its
               -----
Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on its Property other than Liens securing in the aggregate not more than $100,000,000 of Indebtedness.

         6.15. Consolidated Net Worth. The Guarantor will maintain at all times
               ----------------------
Consolidated Net Worth equal to not less than the sum of (i) $1,575,000,000 plus
(ii) 25% of the Guarantor's Consolidated Net Income, if positive, for each fiscal quarter ending after June 30, 1997.

         6.16. Ratio of Consolidated Indebtedness to Consolidated
               --------------------------------------------------
Capitalization. The Guarantor will maintain at all times a ratio of Consolidated
--------------
Indebtedness to Consolidated Capitalization of not greater than .5 to 1.0.

         6.17. Ratio of Consolidated Adjusted Net Income to Consolidated
               ---------------------------------------------------------
Interest Expense. The Guarantor will maintain, as at the last day of each fiscal
----------------
quarter, a ratio of (i) Consolidated Adjusted Net Income to (ii) Consolidated Interest Expense, in each case calculated for the four fiscal quarters then ending, of not less than 2.5 to 1.0.

         6.18. Affiliates. No Credit Party will, nor will it permit any of its
               ----------
Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than a Wholly-Owned Subsidiary of such Credit Party) except (i) any such transactions, payments or transfers with or to such Affiliates as are made in the ordinary course of business and pursuant to the reasonable requirements of such Credit Party's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than such Credit Party or such Subsidiary would obtain in a comparable arms-length transaction and (ii) any such other transactions, payments or transfers with or to such Affiliates as could not reasonably be expected to have a Material Adverse Effect.

         6.19. Series A Preferred Securities. The Guarantor will not, and will
               -----------------------------
not permit Torchmark Capital L.L.C. to, declare or pay dividends or distributions on, or redeem, purchase or otherwise acquire, the Series A Preferred Securities or any portion thereof if, after giving effect thereto, a Default or Unmatured Default would exist.

     6.20. Contingent Obligations. The Company will not make or suffer to exist
           ----------------------
any Contingent Obligation, except (a) Contingent Obligations in respect of Insurance Contracts and Reinsurance Contracts issued in the ordinary course of business, (b) Contingent Obligations in respect of the extension of guaranties in the ordinary course of business to insureds of the obligations of insurers under Insurance Contracts and Reinsurance Contracts and (c) Contingent Obligations in respect of the endorsement of instruments for deposit or collection in the ordinary course of business.

     6.21. Inconsistent Agreements. No Credit Party nor any of their
           -----------------------
Subsidiaries shall enter into any indenture, agreement, instrument (or amendment thereto) or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or repayment of the Obligations, the amendment of the L/C Documents, or the ability of any Subsidiary to pay dividends or make other distributions on its capital stock, or
(b) contains any provision which would be violated or breached by the issuance of Facility Letters of Credit or by the performance by such Credit Party of any of its obligations under any L/C Document.

                                  ARTICLE VII

                                   DEFAULTS
                                   --------

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of any Credit Party to the Participants, the Agent or the Issuer under or in connection with this Agreement, any other L/C Document, any Facility Letter of Credit or any certificate or information delivered in connection with this Agreement or any other L/C Document shall be materially false or misleading on the date as of which made or deemed made.

     7.2. Nonpayment of (a) any Reimbursement Obligation when due, or (b) any other fee or obligations owing by any Credit Party under any of the L/C Documents within five days after the same becomes due.

     7.3.  The breach by any Credit Party of any of the terms or provisions of
Section 6.2, 6.3, 6.10, 6.11, 6.12, 6.13, 6.15, 6.16, 6.17, 6.20 or 6.21, or
-----------  ---  ----  ----  ----  ----  ----  ----  ----  ----    ----
Article XIII hereof; or the breach by any Credit Party of any of the terms or
------------
provisions of Section 6.14 or 6.18 which is not remedied within ten days after
              ------------    ----
any Credit Party learns thereof.

     7.4. The breach by any Credit Party (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of
                -----------  ---    ---
this Agreement which is not
remedied within twenty (20) days after written notice from the Agent, the Issuer or any Participant.

     7.5. Failure of any Credit Party or any of its Subsidiaries to pay when due any Indebtedness in excess of, singly or in the aggregate for all such Subsidiaries, $10,000,000; or the default by any Credit Party or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Credit Party or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

     7.6. Any Credit Party or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under any state, federal or foreign bankruptcy or similar laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under any state, federal or foreign bankruptcy or similar laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (vi) fail to contest in good faith any
                          -----------
appointment or proceeding described in Section 7.7 or not pay, or admit in
                                       -----------
writing its inability to pay, its debts generally as they become due.

     7.7. Without the application, approval or consent of any Credit Party or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Credit Party or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section
                                                                      -------
7.6(iv) shall be instituted against such Credit Party or any of its Subsidiaries
-------
and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"),
                                                              ------------
all or any portion of the Property of any Credit Party or any of its Subsidiaries which, when taken together with all other Property of such Credit Party and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion of its Property.

     7.9. Any Credit Party or any of its Subsidiaries shall fail within 45 days to pay, bond or otherwise discharge any judgment or order for the payment of money, either singly or in the aggregate, in excess of $10,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10. Any Change in Control shall occur or the Guarantor shall cease to own 100% of the outstanding shares of capital stock of the Company.

     7.11. The occurrence of any "default", as defined in any L/C Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

     7.12. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000 or any Reportable Event shall occur in connection with any Plan.

     7.13. Any Credit Party or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by such Credit Party or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $500,000 per annum.

     7.14. Any Credit Party or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by such Credit Party or any of its Subsidiaries or any other person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     7.15. The Company shall cease to be duly licensed as an insurance company under Bermuda law.

     7.16. Any License of any Insurance Subsidiary held by such Insurance Subsidiary on the Closing Date or acquired by such Insurance Subsidiary thereafter, the loss of which would have, in the reasonable judgment of the Agent, the Issuer and the Participants, a Material Adverse Effect, (i) shall be revoked by a final non-appealable order by the jurisdiction which shall have issued such License, or any action (whether administrative or judicial) to revoke such License shall have been commenced against such Insurance Subsidiary which shall not have been dismissed or contested in good faith within 30 days of the commencement thereof, (ii) shall be suspended by such state for a period in excess of 30 days or (iii) shall not be reissued or renewed by such jurisdiction upon the expiration thereof following application for such reissuance or renewal by such Insurance Subsidiary.

     7.17. The Guaranty shall fail to remain in full force or effect or any action shall be taken by the Guarantor, any of its Subsidiaries or any Governmental Authority to discontinue or to assert the invalidity or unenforceability thereof, or the Guarantor denies that it has any further liability hereunder, or gives notice to such effect.

     7.18. The Company shall fail at any time to remain Solvent.

                                 ARTICLE VIII

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                ----------------------------------------------

     8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs,
          ------------                              -----------    ---
the obligations of the Issuer to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the Issuer or any Participant. If any other Default occurs, the Required Providers (or the Agent with the consent of the Required Providers) may terminate or suspend the obligations of the Issuer to issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Company hereby expressly waives. In addition to the foregoing, following the occurrence and during the continuance of a Default, so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Agent (such demand may be made in the judgment of the Agent and shall be made at the direction of the Required Providers), the Company shall deposit, or cause to be deposited, in an account (the "Letter of Credit Cash Collateral
                                           --------------------------------
Account") maintained with Bank One in the name of the Agent, for the ratable
-------
benefit of the Facility Letter of Credit Providers, cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due in connection with the L/C Documents. The Company shall have no control over funds in the Letter of Credit Cash Collateral Account, which funds shall be invested by the Agent from time to time in its discretion in certificates of deposit of Bank One having a maturity not exceeding thirty days. Such funds shall be promptly applied to reimburse the Issuer for drafts drawn from time to time under the Facility Letters of Credit. Such funds, if any, remaining in the Letter of Credit Cash Collateral Account following the payment of all Obligations in full or the earlier termination of all Defaults shall, unless the Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Company.

     If, before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Modified Required Providers (or, in the case of an automatic termination upon the occurrence of a Default under Section
                                                                        -------
7.6 or 7.7, all the Letter of Credit Providers), in their sole discretion, shall
---    ---
so direct, the Agent shall, by notice to the Credit Parties, rescind and annul such acceleration and/or termination.

     8.2. Amendments. Subject to the provisions of this Article VIII, the
          ----------                                    ------------
Required Providers (or the Agent with the consent in writing of the Required Providers) and the Credit Parties may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the L/C Documents or changing in any manner the rights of the Facility Letter of Credit Providers or any Credit Party hereunder or waiving any Default hereunder; provided, however,
                                                             --------  -------
that no such supplemental agreement shall, without the consent of each Facility Letter of Credit Provider:

          (a) Extend the final maturity of any Obligations or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

          (b) Reduce the percentage specified in the definition of Required Providers or Modified Required Providers;

          (c) Increase the amount of the Commitment of any Facility Letter of Credit Provider hereunder;

          (d) Extend the Facility Termination Date or permit any Facility Letter of Credit to have an expiry date beyond 365 days after the Facility Termination Date;

          (e)  Amend this Section 8.2;
                          -----------

          (f)  Release the Guarantor from its obligations under the Guaranty; or

          (g) Permit any assignment by any Credit Party of its Obligations or its rights hereunder.

No amendment of any provision of this Agreement relating to the Agent or the Issuer shall be effective without the written consent of such Person. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the
                                            --------------
consent of any other party to this Agreement.

     8.3. Preservation of Rights. No delay or omission of the Participants, the
          ----------------------
Agent or the Issuer to exercise any right under the L/C Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the issuance of a Facility Letter of Credit notwithstanding the existence of a Default or the inability of the Company to satisfy the conditions precedent to such issuance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the L/C Documents whatsoever shall be valid unless in writing signed by the Agent, the Issuer and the Participants required pursuant to Section 8.2, and then only to the extent
                                      -----------
in such writing specifically set forth. All remedies contained in the L/C Documents or by law afforded shall be cumulative and all shall be available to the Agent, the Issuer and the Participants until the Obligations have been paid in full.

                                  ARTICLE IX

                              GENERAL PROVISIONS
                              ------------------

     9.1. Survival of Representations. All representations and warranties of the
          ---------------------------
Credit Parties contained in this Agreement or in any other L/C Document shall survive the issuance of the Facility Letters of Credit herein contemplated.

     9.2. Governmental Regulation; Interest Limitation. Anything contained in
          --------------------------------------------
this Agreement to the contrary notwithstanding, the Issuer shall not be obligated to issue Facility Letters of Credit for the account of the Company in violation of any limitation or prohibition provided by any applicable statute or regulation. Anything in this Agreement or any other L/C Document to the contrary notwithstanding, no Credit Party shall ever be required to pay interest at a rate in excess of the highest lawful rate, and if the effective rate of interest that would otherwise be payable under this Agreement or any other L/C Document would exceed the highest lawful rate, or if any Facility Letter of Credit Provider shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Agreement or any other L/C Document to a rate in excess of the highest lawful rate, then (a) the amount of interest that would otherwise be payable under this Agreement and the other L/C Documents shall be reduced to the amount allowed under applicable law, and (b) any interest paid in excess of the highest lawful rate shall, at the option of the Facility Letter of Credit Providers, be either refunded to the payor or credited to the payment of the Obligations.

     9.3. Taxes. Any taxes (excluding federal income taxes on the overall net
          -----
income of any Facility Letter of Credit Provider) or other similar assessments or charges payable or ruled payable by any governmental or revenue authority in respect of the L/C Documents shall be paid by the Company, together with interest and penalties, if any.

     9.4. Headings. Section headings in the L/C Documents are for convenience
          --------
of reference only, and shall not govern the interpretation of any of the provisions of the L/C Documents.

     9.5. Entire Agreement. The L/C Documents embody the entire agreement and
          ----------------
understanding among the Credit Parties, the Agent, the Issuer and the Participants and supersede all prior agreements and understandings among the Credit Parties, the Agent, the Issuer and the Participants relating to the subject matter thereof other than the fee letter dated August 16, 2000 among the Guarantor, Bank One and the Arranger.

     9.6. Several Obligations; Benefits of this Agreement. The respective
          -----------------------------------------------
obligations of the Agent, the Issuer and the Participants hereunder are several and not joint and neither the Issuer nor any Participant shall be the partner or agent of any other (except to the extent to which the Issuer is authorized to act as such). The failure of any Participant to perform any of its obligations hereunder shall not relieve any other Participant from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, the Arranger and their respective successors and assigns.

     9.7. Expenses; Indemnification. Each Credit Party shall reimburse the Agent
          -------------------------
and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Arranger, which attorneys may be employees of the Agent or the Arranger) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the L/C Documents. Each Credit Party also agrees to reimburse the Agent, the Issuer, the Arranger and the Participants for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Issuer, the Arranger and the Participants, which attorneys may be employees of the Agent, the Issuer, the Arranger or the Participants) paid or incurred by the Agent, the Issuer, the Arranger or any Participant in connection with the collection of the Obligations or the enforcement of the L/C Documents. Each Credit Party further agrees to indemnify the Agent, the Issuer, the Arranger and each Participant, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (collectively, the "indemnified obligations") (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Agent, the Issuer, the Arranger or any Participant is a party thereto, but excluding those indemnified obligations arising solely from the Agent's, the Issuer's or any Participant's failure to perform its obligations under this Agreement) which any of them may pay or incur arising out of or relating to this Agreement or the other L/C Documents, the transactions contemplated hereby or thereby or the use or intended use of any Facility Letter of Credit, except that no indemnified party shall be indemnified for any indemnified obligations arising from its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The obligations of each Credit Party under this Section 9.7 shall
                                                              -----------
survive the termination of this Agreement.

     9.8.  Numbers of Documents. All statements, notices, closing documents, and
           --------------------
requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to the Issuer and each of the Participants. The Agent shall promptly remit the same to the Issuer and the Participants.

     9.9.  Accounting. Except as provided to the contrary or otherwise defined
           ----------
herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.10. Severability of Provisions. Any provision in any L/C Document that is
           --------------------------
held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all L/C Documents are declared to be severable.

     9.11. Nonliability of Facility Letter of Credit Providers. Neither the
           ---------------------------------------------------
Agent, the Issuer nor any Participant shall have any fiduciary responsibilities to any Credit Party. Neither the Agent, the Issuer nor any Participant undertakes any responsibility to any Credit Party to review or inform any Credit Party of any matter in connection with any phase of any Credit Party's business or operations. Each Credit Party shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to any Credit Party by the Agent, the Issuer or the Participants is for the protection of the Agent, the Issuer and the Participants and no Credit Party nor any other Person is entitled to rely thereon. Each Credit Party agrees that neither the Agent, the Issuer nor any Participant shall have any liability with respect to, and each Credit Party hereby waives, releases and agrees not to sue for, any punitive or consequential damages in connection with, arising out of, or in any way related to the L/C Documents or the transactions contemplated thereby or the relationship established by the L/C Documents, or any act, omission or event occurring in connection therewith.

     9.12. CHOICE OF LAW. THE L/C DOCUMENTS (OTHER THAN THOSE CONTAINING A
           -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     9.13. CONSENT TO JURISDICTION. EACH CREDIT PARTY HEREBY IRREVOCABLY SUBMITS
           -----------------------
TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY L/C DOCUMENT AND EACH CREDIT PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE ISSUER OR ANY PARTICIPANT TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY CREDIT PARTY AGAINST THE AGENT, THE ISSUER OR ANY PARTICIPANT OR ANY AFFILIATE OF THE AGENT, THE ISSUER OR ANY PARTICIPANT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY L/C DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS; PROVIDED, THAT SUCH PROCEEDINGS MAY BE BROUGHT IN OTHER COURTS IF JURISDICTION MAY NOT BE OBTAINED IN A COURT IN CHICAGO, ILLINOIS.

     9.14. WAIVER OF JURY TRIAL. EACH CREDIT PARTY, THE AGENT, THE ISSUER AND
           --------------------
EACH PARTICIPANT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY L/C DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     9.15. Disclosure. The Credit Parties and each Participant hereby (a)
           ----------
acknowledge and agree that (i) Bank One is a lender and the "Agent" under the Existing Credit Agreement and (ii) Bank One and/or its Affiliates from time to time may hold other investments in, make loans to or have other relationships with any Credit Party, including, without limitation, acting as commercial paper dealer or in connection with any securitization, interest rate hedging instruments or agreements or swap transactions, and (b) waive any liability of Bank One or such Affiliate to any Credit Party or any Participant, respectively, arising out of or resulting from a conflict of interest arising from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

     9.16. Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Credit Parties, the Agent, the Issuer and the Participants and each party has notified the Agent that it has taken such action.

     9.17. Confidentiality. Each of the Agent, the Issuer and each Participant
           ---------------
agrees to use its best efforts to hold any confidential information which it may receive from any Credit Party pursuant to this Agreement in confidence and for use in connection with this Agreement, including without limitation, for use in connection with its rights and remedies hereunder, except for disclosure of such information (i) to other Participants and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to, and Affiliates of, that Participant, (iii) to regulatory officials, (iv) as requested pursuant to or as required by law, regulation, or legal process, (v) in connection with any legal proceeding to which that Participant is a party, (vi) permitted by
Section 12.4 and (vii) which is otherwise made publicly available through no
------------
fault of the Agent, the Issuer or any Participant.

                                   ARTICLE X

                                   THE AGENT
                                   ---------

     10.1. Appointment. Bank One, NA is hereby appointed by each of the Facility
           -----------
Letter of Credit Providers as its contractual representative (herein referred to as the "Agent") hereunder and under each other L/C Document, and each of the Facility Letter of Credit Providers irrevocably authorizes the Agent to act as the contractual representative of such Facility Letter of Credit Provider with the rights and duties expressly set forth herein and in the other L/C Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined
                             ---------
term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Facility Letter of Credit Provider by reason of this Agreement, any other L/C Document or any transaction contemplated hereby or thereby, and that the Agent is merely acting as the contractual representative of the Facility Letter of Credit Providers with only those duties as are expressly set forth in this Agreement and the other L/C Documents. Each of the Facility Letter of Credit Providers hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Facility Letter of Credit Provider hereby waives.

The Agent, the Issuer and each Participant acknowledge that Fleet National Bank, in its capacity as Co-Agent, shall have no duties or responsibilities, and shall incur no liabilities or obligations, under this Agreement or the other L/C Documents in its capacity as such.

     10.2. Powers. The Agent shall have and may exercise such powers under the
           ------
L/C Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Facility Letter of Credit Providers, or any obligation to the Facility Letter of Credit Providers to take any action thereunder, except any action specifically provided by the L/C Documents to be taken by the Agent.

     10.3. General Immunity. Neither the Agent nor any of its directors,
           ----------------
officers, agents or employees shall be liable to any Credit Party or any Facility Letter of Credit Provider for any action taken or omitted to be taken by it or them hereunder or under any other L/C Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

     10.4. No Responsibility. Neither the Agent nor any of its directors,
           -----------------
officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any L/C Document or any issuance of a Facility Letter of Credit hereunder, (b) the performance or observance of any of the covenants or agreements of any obligor under any L/C Document, including, without limitation, any agreement by an obligor to furnish information directly to each Facility Letter of Credit Provider, (c) the satisfaction of any condition specified in
Article IV, except receipt of items required to be delivered to the Agent and
----------
not waived at closing, or (d) the validity, effectiveness, sufficiency, enforceability or genuineness of any L/C Document or any other instrument or writing furnished in connection therewith. Except for notices or reports which the Agent is expressly hereby required to provide to the Facility Letter of Credit Providers, the Agent shall have no duty to disclose to the Facility Letter of Credit Providers information that is not required to be furnished by the Company to the Agent at such time, but is voluntarily furnished by the Company to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. Action on Instructions of Facility Letter of Credit Providers. The
           -------------------------------------------------------------
Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other L/C Document in accordance with written instructions signed by the Required Providers (or, to the extent required by
Section 8.2, all Facility Letter of Credit Providers), and such instructions and
-----------
any action taken or failure to act pursuant thereto shall be binding on all of the Facility Letter of Credit Providers. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other L/C Document unless it shall first be indemnified to its satisfaction by the Facility Letter of Credit Providers pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action. The Facility Letter of Credit Providers hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Providers.

     10.6.  Employment of Agents and Counsel. The Agent may execute any of its
            --------------------------------
duties as Agent hereunder and under any other L/C Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Facility Letter of Credit Providers, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Facility Letter of Credit Providers and all matters pertaining to the Agent's duties hereunder and under any other L/C Document.

     10.7.  Reliance on Documents; Counsel. The Agent shall be entitled to rely
            ------------------------------
upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8.  Agent's Reimbursement and Indemnification. The Facility Letter of
            -----------------------------------------
Credit Providers agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Credit Parties for which the Agent is entitled to reimbursement by the Credit Parties under the L/C Documents, (b) for any other expenses incurred by the Agent on behalf of the Facility Letter of Credit Providers, in connection with the preparation, execution, delivery, administration and enforcement of the L/C Documents, and
(c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the L/C Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided, that no Facility Letter of Credit Provider shall be liable for any of
--------
the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Facility Letter of Credit Providers under this Section 10.8 shall survive the payment of the Obligations
                     ------------
and termination of this Agreement.

     10.9.  Notice of Default. The Agent shall not be deemed to have knowledge
            -----------------
or notice of the occurrence of any Default or Unmatured Default (other than any such event consisting of the failure of any Credit Party to make a payment required by the terms hereof to be made to the Agent) unless the Agent has received written notice from a Facility Letter of Credit Provider or any Credit Party referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Facility Letter of Credit Providers.

     10.10. Facility Letter of Credit Provider Credit Decision. Each Facility
            --------------------------------------------------
Letter of Credit Provider acknowledges that it has, independently and without reliance upon the Agent or any other Facility Letter of Credit Provider and based on the financial statements prepared by the Credit Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other L/C Documents. Each Facility Letter of Credit Provider also acknowledges that it will, independently and without reliance upon the Agent or any other Facility Letter of Credit Provider and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other L/C Documents.

     10.11. Successor Agent. The Agent may resign at any time by giving written
            ---------------
notice thereof to the Facility Letter of Credit Providers and the Company, such resignation to be effective upon the appointment of a successor Agent and, if no Default or Unmatured Default has occurred and is continuing, the Company's prior written consent, or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Providers shall have the right to appoint, on behalf of the Facility Letter of Credit Providers, a successor Agent. If no successor Agent shall have been so appointed by the Required Providers and shall have accepted such appointment within thirty days after the resigning Agent's giving notice of resignation, then the resigning Agent may appoint, on behalf of the Company and the Facility Letter of Credit Providers, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Facility Letter of Credit Providers may perform all the duties of the Agent hereunder and the Company shall make all payments in respect of the Obligations to the applicable Facility Letter of Credit Provider and for all other purposes shall deal directly with the Facility Letter of Credit Providers. Any successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations hereunder and under the other L/C Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue
                                                       ---------
in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other L/C Documents.


                                  ARTICLE XI

                           SETOFF; RATABLE PAYMENTS
                           ------------------------

     11.1.  Setoff. In addition to, and without limitation of, any rights of the
            ------
Agent, the Issuer and the Participants under applicable law, if the Company becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available), in any currency, and any other Indebtedness at any time held or owing by the Agent, the Issuer or any Participant to or for the credit or account of the Company may be offset and applied toward the payment of the Obligations owing to the Agent, the Issuer or such Participant, whether or not the Obligations, or any part hereof, shall then be due. Such right of setoff shall be without notice or demand to the Company and be without liability to the Agent, the Issuer or any Participant.

     11.2. Ratable Payments. If any Facility Letter of Credit Provider, whether
           ----------------
by setoff or otherwise, has payment made to it in respect of the Facility Letter of Credit Obligations (other than payments received pursuant to Section 3.1,
                                                                -----------
3.2, 3.3(a) or 3.4) in a greater proportion than its pro-rata share of the
---  ------    ---
Facility Letter of Credit Obligations, such Facility Letter of Credit Provider agrees, promptly upon demand, to purchase a portion of the Facility Letter of Credit Obligations held by the other Facility Letter of Credit Providers so that after such purchase each Facility Letter of Credit Provider will hold its ratable proportion of the Facility Letter of Credit Obligations. If any Facility Letter of Credit Provider, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Facility Letter of Credit Provider agrees, promptly upon demand, to take such action necessary such that all Facility Letter of Credit Providers share in the benefits of such collateral ratably in proportion to the Facility Letter of Credit Obligations held by them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Company to a Facility Letter of Credit Provider, other than the Facility Letter of Credit Obligations held by such Facility Letter of Credit Provider, such amount shall be applied ratably to such other Indebtedness and to the Facility Letter of Credit Obligations.

                                  ARTICLE XII

             BENEFIT OF AGREEMENT; ASSIGNMENTS; SUBPARTICIPATIONS
             ----------------------------------------------------

     12.1. Successors and Assigns. The terms and provisions of the L/C Documents
           ----------------------
shall be binding upon and inure to the benefit of the Credit Parties, the Agent, the Issuer and the Participants and their respective successors and assigns, except that (a) no Credit Party shall have the right to assign its rights or obligations under the L/C Documents, and (b) any assignment by any Facility Letter of Credit Provider must be made in compliance with Section 12.3.
                                                          ------------
Notwithstanding clause (b) of this Section, any Facility Letter of Credit
                ----------
Provider may at any time, without the consent of any Credit Party, the Agent or the Issuer, assign all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided, however, that no such assignment to a Federal
                      --------  -------
Reserve Bank shall release the transferor Facility Letter of Credit Provider from its obligations hereunder.

     12.2. Subparticipations.
           -----------------

           12.2.1. Permitted Subparticipants; Effect. Any Facility Letter of
                   -------------------------
     Credit Provider may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Subparticipants") participating interests in the Facility
                      ---------------
     Letter of Credit Obligations (ratably among all outstanding Facility Letter of Credit Obligations) owing to such Facility Letter of Credit Provider, the Commitment of such Facility Letter of Credit Provider or any other interest of such Facility Letter of Credit Provider under the L/C Documents. In the event of any such sale by a Facility Letter of Credit Provider of participating interests to a Subparticipant, such Facility Letter of Credit Provider's obligations under the L/C Documents shall remain unchanged, such Facility Letter of Credit Provider shall remain solely responsible to the other parties hereto for the performance of such obligations, all amounts payable by the Company under this Agreement shall be determined as if such Facility Letter of Credit Provider had not sold such participating interests, and the Company, the Agent and the Issuer shall continue to deal solely and directly with such Facility Letter of Credit Provider in connection with such Facility Letter of Credit Provider's rights and obligations under the L/C Documents.

           12.2.2.  Voting Rights. Each Facility Letter of Credit Provider shall
                    -------------
     retain the sole right to approve, without the consent of any Subparticipant, any amendment, modification or waiver of any provision of the L/C Documents other than any amendment, modification or waiver which effects any of the modifications referenced in clauses (a) through (f) of
     Section 8.2.
     -----------

           12.2.3.  Benefit of Setoff. The Company agrees that each
                    -----------------
     Subparticipant shall be deemed to have the right of setoff provided in
     Section 11.1 in respect of its participating interest in amounts owing
     ------------
     under the L/C Documents to the same extent as if the amount of its participating interest were owing directly to it as a Facility Letter of Credit Provider under the L/C Documents; provided, that each Facility
                                              --------
     Letter of Credit Provider shall retain the right of setoff provided in
     Section 11.1 with respect to the amount of participating interests sold to
     ------------
     each Subparticipant. The Facility Letter of Credit Providers agree to share with each Subparticipant, and each Subparticipant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Facility
                           ------------
     Letter of Credit Provider any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section
                                                                       -------
     11.2 as if each Subparticipant was a Facility Letter of Credit Provider.
     ----

     12.3. Assignments.
           -----------

           12.3.1. Permitted Assignments. Any Facility Letter of Credit Provider
                   ---------------------
     may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the L/C
       ----------
     Documents (if in part, ratably among all outstanding Facility Letter of Credit Obligations); provided, however, that in the case of an assignment
                          --------  -------
     to an entity which is not a Facility Letter of Credit Provider or an Affiliate of a Facility Letter of Credit Provider, such assignment shall be in a minimum amount of $5,000,000 or, if less, the entire amount of its Commitment. Such assignment shall be substantially in the form of Exhibit C
                                                                       ---------
     hereto or in such other form as may be agreed to by the parties thereto. Except with respect to assignments to a Federal Reserve Bank, the consent of Agent, the Issuer and, so long as no Default is continuing, the Company shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Facility Letter of Credit Provider or an Affiliate thereof. Such consent shall not be unreasonably withheld or delayed.

          12.3.2. Effect; Effective Date. Upon (a) delivery to the Agent of an
                  ----------------------
     assignment, together with any consents required by Section 12.3.1 and (b)
                                                        --------------
     payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment,
     (a) such Purchaser shall for all purposes be a Participant party to this Agreement and any other L/C Document executed by the participation interests and shall have all the rights and obligations of a Participant under the L/C Documents, to the same extent as if it were an original party hereto, and (b) the transferor Facility Letter of Credit Provider shall be released with respect to the percentage of the Aggregate Facility Letter of Credit Commitment and the Facility Letter of Credit Obligations assigned to such Purchaser without any further consent or action by the Credit Parties, the Participants, the Agent or the Issuer.

     12.4. Dissemination of Information. Each Credit Party authorizes each
           ----------------------------
Participant to disclose to any Subparticipant or Purchaser or any other Person acquiring an interest in the L/C Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such
 ----------
Participant's possession concerning the creditworthiness of the Credit Parties; provided that each Transferee and prospective Transferee agrees to be bound by
Section 9.17 of this Agreement.
------------

     12.5. Tax Treatment. If any interest in any L/C Document is transferred to
           -------------
any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Facility Letter of Credit Provider shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.3.
                                                -----------

                                 ARTICLE XIII

                                   GUARANTY

     13.1. Guaranty of Payment. The Guarantor hereby absolutely, irrevocably and
           -------------------
unconditionally guarantees prompt, full and complete payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of all Obligations (the "Guaranteed Debt"). This is a guaranty of payment, not a
                         ---------------
guaranty of collection.

     13.2. Acceptance of Guaranty; No Setoffs. The Guarantor waives notice of
           ----------------------------------
the acceptance of this Guaranty and of the extension or incurrence of the Guaranteed Debt or any part thereof. The Guarantor further waives all setoffs and counterclaims and presentment, protest, notice, filing of claims with a court in the event of receivership, bankruptcy or reorganization of the Company, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require the Agent, the Issuer or the Participants to sue the Company, any other guarantor or any other Person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Debt or any part thereof.

     13.3. Nature of Guaranty; Continuing, Absolute and Unconditional. The
           ----------------------------------------------------------
Guarantor hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than indefeasible payment in full), setoff, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise. The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Guaranteed Debt or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to perfect or maintain any lien on, or preserve rights to, any security or collateral or to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligations of any person or entity with respect to the Guaranteed Debt or any part thereof;
(e) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof;
(f) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though the Facility Letter of Credit Providers might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty; (g) any change of ownership of the Company or the insolvency, bankruptcy or any other change in the legal status of the Company; (h) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Debt; (i) the failure of the Company to maintain in full force, validity or effect or to obtain or renew when required all governmental, insurance and other approvals, licenses or consents required in connection with the Guaranteed Debt or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Debt or this Guaranty; (j) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Company or any other guarantor or any other Person in connection herewith or with any unrelated transaction; (k) the Facility Letter of Credit Providers' election, in any case or proceeding instituted under chapter 11 of the United States Bankruptcy Code or any applicable federal, state or foreign bankruptcy or other similar law, of the application of Section 1111(b)(2) of the United States Bankruptcy Code or other similar provision under any applicable federal, state or foreign bankruptcy or other similar law; (l) any borrowing, use of cash collateral, or grant of a security interest by the Company, as debtor in possession, under Section 363 or 364 of the United States

Bankruptcy Code or any applicable federal, state or foreign bankruptcy or other similar law; (m) the disallowance of all or any portion of any of the Facility Letter of Credit Providers' claims for repayment of the Guaranteed Debt under
Section 502 or 506 of the United States Bankruptcy Code or any applicable federal, state or foreign bankruptcy or other similar law; or (n) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of the Guarantor from its obligations hereunder, all whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (n) of this paragraph. It is agreed that the Guarantor's liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Debt or any part thereof, and that the Guarantor's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by the Company of the Guaranteed Debt in the manner agreed upon among the Agent, the Issuer, the Participants and the Company.

     13.4. Dealings with the Company. Credit may be granted or continued from
           -------------------------
time to time by the Issuer or the Participants to the Company without notice to or authorization from the Guarantor regardless of the Company's financial or other condition at the time of any such grant or continuation. Neither the Agent, the Issuer nor any Participant shall have an obligation to disclose or discuss with the Guarantor its assessment of the financial condition of the Company.

     13.5. Subrogation. Until the irrevocable payment in full of the Obligations
           -----------
and termination of all commitments which could give rise to any Obligation, the Guarantor shall have no right of subrogation with respect to the Guaranteed Debt and hereby waives any right to enforce any remedy which the Agent, the Issuer or the Participants now have or may hereafter have against the Company, any endorser or any other guarantor of all or any part of the Guaranteed Debt, and the Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent, the Issuer or the Participants to secure payment of the Guaranteed Debt or any part thereof or any other liability of the Company to the Agent, the Issuer or the Participants. Upon such irrevocable payment and termination, the Company shall indemnify the Guarantor for the full amount of any payment made by the Guarantor under this Guaranty and the Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

     13.6. Collateral. The Guarantor authorizes the Agent, the Issuer and the
           ----------
Participants to take any action or exercise any remedy with respect to any collateral from time to time securing the Guaranteed Debt, which the Agent, the Issuer and the Participants in their sole discretion shall determine, without notice to the Guarantor. In the event the Agent, the Issuer and the Participants in their sole discretion elect to give notice of any action with respect to any collateral securing the Guaranteed Debt or any part thereof, ten (10) days' written notice mailed to the Guarantor by ordinary mail at the address set forth on the signature pages hereto shall be deemed reasonable notice of any matters contained in such notice. The Guarantor consents and agrees that neither the Agent, the Issuer nor the Participants shall be under any obligation to marshall any assets in favor of the Guarantor or against or in payment of any or all of the Guaranteed Debt.

     13.7. Rights to Payments, Etc. In the event that acceleration of the time
           -----------------------
for payment of any of the Guaranteed Debt is stayed upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all such amounts shall nonetheless be payable by the Guarantor forthwith upon demand by the Agent, the Issuer or the Participants. The Guarantor further agrees that, to the extent that the Company makes a payment or payments to any of the Facility Letter of Credit Providers on the Guaranteed Debt, or the Agent, the Issuer or the Participants receive any proceeds of collateral securing the Guaranteed Debt, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to the Company, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, the Guarantor, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred.

     13.8. No Waiver. No delay on the part of the Agent, the Issuer or the
           ---------
Participants in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent, the Issuer or the Participants of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon the Agent, the Issuer or the Participants, except as expressly set forth in a writing duly signed and delivered on the Facility Letter of Credit Providers' behalf by the Agent. The failure by the Agent, the Issuer or the Participants at any time or times hereafter to require strict performance by the Company or the Guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed pursuant to the terms of, or in connection with, this Agreement by the Company or the Guarantor and delivered to the Agent, the Issuer or the Participants shall not waive, affect or diminish any right of the Agent, the Issuer or the Participants at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of the Agent, the Issuer or the Participants, their agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered on the Facility Letter of Credit Providers' behalf by the Agent. No waiver by the Agent, the Issuer or the Participants of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Agent, the Issuer or the Participants permitted hereunder shall in any way affect or impair the Agent's, the Issuer's or the Participants' rights or powers, or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any Guaranteed Debt owing by the Company to the Facility Letter of Credit Providers shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

     13.9.  Setoff. In addition to and without limitation of any rights, powers
            ------
or remedies of the Agent, the Issuer or the Participants under applicable law, any time after maturity of the Guaranteed Debt, whether by acceleration or otherwise, the Agent, the Issuer or the Participants may, in their sole discretion, with notice after the fact to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Debt (a) any indebtedness due or to become due from any of the Facility Letter of Credit Providers to the Guarantor, and (b) any moneys, credits or other property belonging to the Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any of the Agent, the Issuer or any Participant whether for deposit or otherwise.

     13.10. Severability. Wherever possible, each provision of this Article XIII
            ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     13.11. Miscellaneous. It is understood that while the amount of the
            -------------
Guaranteed Debt guaranteed hereby is not limited, if in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other law affecting the rights of creditors generally, this Guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this Guaranty with respect to the Guarantor, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, with respect to the Guarantor, without any further action of the Agent, the Issuer, the Participants or any other Person, be automatically limited and reduced with respect to the Guarantor to the highest amount which is valid and enforceable as determined in such action or proceeding. The obligations of the Guarantor under this Article XIII shall survive the termination of this Agreement.

                                  ARTICLE XIV

                                    NOTICES
                                    -------

     14.1.  Giving Notice. All notices and other communications provided to any
            -------------
party hereto under this Agreement or any other L/C Document shall be in writing, by facsimile or overnight courier and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if transmitted by facsimile, shall be deemed given when transmitted, and any notice given by overnight courier shall be deemed given when received by the addressee.

     14.2.  Change of Address. Any Credit Party, the Agent, the Issuer and any
            -----------------
Participant may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                           [signature pages follow]

IN WITNESS WHEREOF, the Company, the Guarantor, the Participants, the Agent and the Issuer have executed this Agreement as of the date first above written.


                              TMK RE, LTD.

                              By: ___________________________________
                              Name:__________________________________
                              Title:_________________________________


                              Address:   2001 Third Avenue South
                                         Birmingham, Alabama  35233
                                         Attention:  Mr. Michael J. Klyce
                                                     Assistant Treasurer

                              Telecopy: (205) 325-4157
                              Telephone: (205) 325-2051


                              TORCHMARK CORPORATION

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________


                              Address:   2001 Third Avenue South
                                         Birmingham, Alabama  35233
                                         Attention:  Mr. Michael J. Klyce
                                                     Vice President & Treasurer

                              Telecopy: (205) 325-4157
                              Telephone: (205) 325-2051


                         Signature Page to Letter of
                               Credit Agreement

                                   BANK ONE, NA,
                                   as Agent and as Issuer

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________


                                   Address:       1 Bank One Plaza
                                                  Chicago, Illinois  60670
                                                  Attn: Joseph M. Manzella

                                   Telecopy: (312) 732-4033
                                   Telephone: (312) 732-4880


                          Signature Page to Letter of
                               Credit Agreement

                                 AMSOUTH BANK


                                 By:_______________________________
                                 Name: ____________________________
                                 Title:____________________________

                                 Address: 1900 5th Avenue South
                                          Birmingham, Alabama 35203
                                          Attn: David Simmons

                                 Telecopy: (205) 801-0157
                                 Telephone: (205) 326-5924


                         Signature Page to Letter of
                               Credit Agreement

                                 COMPASS BANK


                                 By:__________________________________
                                 Name:________________________________
                                 Title:_______________________________

                                 Address: 15 South 20th Street
                                          Birmingham, Alabama 35233
                                          Attn: Alex Morton

                                 Telecopy: (205) 715-7602
                                 Telephone: (205) 933-3294


                         Signature Page to Letter of
                               Credit Agreement

                              FLEET NATIONAL BANK


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________


                              Address: 100 Federal Street
                                       Mail Stop MA DE 1001 OH
                                       Boston, Massachusetts 02211
                                       Attn: David Bosselait

                              Telecopy: (617) 434-1096
                              Telephone: (617) 434-3778


                         Signature Page to Letter of
                               Credit Agreement

                             SOUTHTRUST BANK, N.A.


                             By:_________________________________
                             Name:_______________________________
                             Title:______________________________


                             Address: 420 North 20th Street
                                      Birmingham, Alabama 35203
                                      Attn: Spencer Ragland

                             Telecopy: (205) 254-6600
                             Telephone: (205) 254-4521


                         Signature Page to Letter of
                               Credit Agreement

                           FIRST UNION NATIONAL BANK

                           By:___________________________________
                           Name:_________________________________
                           Title:________________________________


                           Address: 201 South College Street
                                    13th Floor
                                    Charlotte, North Carolina 28288-0169
                                    Attn: Lance Black

                           Telecopy: (704) 383-7236
                           Telephone: (704) 374-6628


                         Signature Page to Letter of
                               Credit Agreement

                              WACHOVIA BANK, N.A.


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________


                              Address: 191 Peachtree Street
                                       Atlanta, Georgia 30303
                                       Attn: Holger Ebert

                              Telecopy: (404) 332-5905
                              Telephone: (404) 332-4332


                         Signature Page to Letter of
                               Credit Agreement

                                  SCHEDULE I

                                  COMMITMENTS

--------------------------------------------------------------------------------
 Participant                                                 Commitment
 -----------                                                 ----------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
AmSouth Bank                                                 $25,000,000
--------------------------------------------------------------------------------
Compass Bank                                                 $10,000,000
--------------------------------------------------------------------------------
Fleet National Bank                                          $35,000,000
--------------------------------------------------------------------------------
Southtrust Bank, N.A.                                        $10,000,000
--------------------------------------------------------------------------------
First Union National Bank                                    $25,000,000
--------------------------------------------------------------------------------
Wachovia Bank, N.A.                                          $25,000,000
--------------------------------------------------------------------------------

 *Bank One, NA has a retained interest commitment of $45,000,000

                                PRICING SCHEDULE

================================================================================
 APPLICABLE             LEVEL I    LEVEL II   LEVEL III    LEVEL IV     LEVEL V
  FEE RATE              STATUS      STATUS      STATUS      STATUS      STATUS
================================================================================
 Letter of Credit Fee    .13%        .145%       .16%        .20%        .275%
--------------------------------------------------------------------------------
     Facility Fee        .07%        .08%        .09%        .10%        .125%
--------------------------------------------------------------------------------
   Utilization Fee*      .05%        .05%        .075%       .10%        .125%
       (**33%)
--------------------------------------------------------------------------------
   Utilization Fee       .15%        .15%        .225%       .30%        .375%
       (**66%)
================================================================================

         For the purposes of this Pricing Schedule, the following terms have the following meanings, subject to the subsequent paragraphs of this Pricing
Schedule:

         "Level I Status" exists at any date if, on such date, the Guarantor's Debt Rating is equal to or better than A+ (if S&P or Fitch is the Relevant Rating Agency) or A1 (if Moody's is the Relevant Rating Agency).

         "Level II Status" exists at any date if, on such date, (i) the Guarantor has not qualified for Level I Status and (ii) the Guarantor's Debt Rating is equal to or better than A (if S&P or Fitch is the Relevant Rating Agency) or A2 (if Moody's is the Relevant Rating Agency).

         "Level III Status" exists at any date if, on such date, (i) the Guarantor has not qualified for Level I Status or Level II Status and (ii) the Guarantor's Debt Rating is equal to or better than A- (if S&P or Fitch is the Relevant Rating Agency) or A3 (if Moody's is the Relevant Rating Agency).

         "Level IV Status" exists at any date if, on such date, (i) the Guarantor has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Guarantor's Debt Rating is equal to or better than BBB+ (if S&P or Fitch is the Relevant Rating Agency) or Baa1 (if Moody's is the Relevant Rating Agency).

         "Level V Status" exists at any date if, on such date, the Guarantor has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.


____________________________
* "Utilization" means, for any day, a percentage equal to the aggregate outstanding amount of Facility Letter of Credit Obligations at the close of business (if a Business Day) on such day divided by the Aggregate Facility Letter of Credit Commitment (or, if the Aggregate Facility Letter of Credit Commitment has been terminated, the Aggregate Facility Letter of Credit Commitment in effect immediately prior to the Facility Termination Date).

**  More than or equal to

         "Fitch Rating" means, at any time, the rating issued by Fitch and then in effect with respect to the Guarantor's senior unsecured long-term debt securities without third-party credit enhancement.

         "Guarantor's Debt Rating" means, at any time, the rating issued by the Relevant Rating Agency and then in effect with respect to the Guarantor's senior unsecured long-term debt securities without third-party credit enhancement.

         "Moody's Rating" means, at any time, the rating issued by Moody's and then in effect with respect to the Guarantor's senior unsecured long-term debt securities without third-party credit enhancement.

         "S&P Rating" means, at any time, the rating issued by S&P and then in effect with respect to the Guarantor's senior unsecured long-term debt securities without third-party credit enhancement.

         "Status" means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

         If at any time, each of S&P, Fitch and Moody's rates the Guarantor's senior unsecured long-term debt, then the two rating agencies with the highest of such ratings shall be the "Relevant Rating Agencies". If the Guarantor's senior unsecured long-term debt is rated by only two of such rating agencies, then the rating agency with the higher rating shall be the "Relevant Rating Agency". If the Guarantor's senior unsecured long term debt is rated by only one of such rating agencies, then such rating agency shall be the "Relevant Rating Agency". Notwithstanding the foregoing, if the Guarantor's senior unsecured long-term debt is split-rated by the two rating agencies with the highest ratings, then: (a) if there is a one level ratings differential, the Relevant Rating Agency shall be the rating agency with the higher of the two ratings; (b) if such differential is two levels, Status shall be based on the rating at the mid-point and; (c) if the differential is more than two levels, Status shall be determined by reference to the pricing level one level higher than the lower of the two ratings.

         The Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Guarantor's Status as determined from its then-current Moody's Rating, Fitch Rating, and/or S&P Rating, as applicable. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Guarantor has no Moody's Rating, no S&P Rating and no Fitch Rating, then Level V Status shall exist.

                                   EXHIBIT A

                       FORM OF FACILITY LETTER OF CREDIT


                          ******************************************
                          FOR INTERNAL IDENTIFICATION PURPOSES ONLY:
                          OUR NO.
                          APPLICANT:

                          ******************************************



                                         ISSUE DATE:

IRREVOCABLE LETTER OF CREDIT NO.

TO:



WE HEREBY ESTABLISHED THIS IRREVOCABLE LETTER OF CREDIT IN FAVOR OF THE AFORESAID ADDRESSEE ("BENEFICIARY") FOR DRAWINGS UP TO UNITED STATES $
(                   AND 00/100 U.S. DOLLARS) EFFECTIVE IMMEDIATELY. THIS LETTER
OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT OUR OFFICE AT 1 BANK ONE PLAZA, SUITE 0236, CHICAGO, IL. 60670-0236, ATTN: STANDBY LETTERS OF CREDIT AND EXPIRES WITH OUR CLOSE OF BUSINESS ON

THE TERM "BENEFICIARY" INCLUDES ANY SUCCESSOR BY OPERATION OF LAW OF THE NAMED BENEFICIARY INCLUDING, WITHOUT LIMITATION, ANY LIQUIDATOR, REHABILITATOR, RECEIVER OR CONSERVATOR. IN SUCH CASE, DRAWING MUST BE ACCOMPANIED BY A COPY OF SATISFACTORY LEGAL DOCUMENTATION EVIDENCING THE APPOINTMENT OF THE SUCCESSOR, LIQUIDATOR, REHABILITATOR, RECEIVER OR CONSERVATOR.

WE HEREBY UNDERTAKE TO PROMPTLY HONOR YOUR SIGHT DRAFT(S) DRAWN ON US,
INDICATING OUR CREDIT NO.     , FOR ALL OR ANY PART OF THIS CREDIT IF PRESENTED
AT OUR OFFICE SPECIFIED IN PARAGRAPH ONE ON OR BEFORE THE EXPIRY DATE OR ANY AUTOMATICALLY EXTENDED EXPIRY DATE.

EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENT, CONDITION OR QUALIFICATION. THE OBLIGATION OF BANK ONE, NA, CHICAGO, UNDER THIS LETTER OF CREDIT IS THE INDIVIDUAL

OBLIGATION OF BANK ONE, NA AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT IS DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR FROM THE EXPIRY DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, UNLESS 30 DAYS PRIOR TO ANY EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD.

THIS LETTER OF CREDIT IS SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE AND THE 1993 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION 500) AND, IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF DELAWARE WILL CONTROL. IF THIS CREDIT EXPIRES DURING AN INTERRUPTION OF BUSINESS AS DESCRIBED IN ARTICLE 17 OF SAID PUBLICATION 500, THE BANK HEREBY SPECIFICALLY AGREES TO EFFECT PAYMENT IF THIS CREDIT IS DRAWN AGAINST WITHIN 30 DAYS AFTER THE RESUMPTION OF BUSINESS.

                                  VERY TRULY YOURS

                                  BANK ONE, NA

                                  ________________________________
                                  PREPARER/AUTHORIZED SIGNER

                                  ________________________________
                                  AUTHORIZED SIGNER

                                   EXHIBIT B

                        FORM OF COMPLIANCE CERTIFICATE

To: The Agent and the Facility Letter of Credit Providers party to the Letter of Credit Agreement described below

                  This Compliance Certificate is furnished pursuant to that certain Letter of Credit Agreement dated as of October 24, 2000 (as amended, modified, renewed or extended from time to time, the "Agreement") among TMK Re, Ltd., Torchmark Corporation (the "Guarantor"), the participants party thereto and Bank One, NA, as Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

                    THE UNDERSIGNED HEREBY CERTIFIES THAT:

                    1. I am the duly elected _______________ of the Guarantor;


                    2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Guarantor and its Subsidiaries during the accounting period covered by the attached financial statements;

                    3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

                    4. Schedule I attached hereto sets forth financial data and computations evidencing the Guarantor's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

                    Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Guarantor has taken, is taking, or proposes to take with respect to each such condition or event:



                    ______________________________________________

                    ______________________________________________

                    ______________________________________________

                    ______________________________________________

                  The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of ____________, _____.

                                          TORCHMARK CORPORATION

                                          By:_________________________________
                                          Name:_______________________________
                                          Title:______________________________

                     SCHEDULE I TO COMPLIANCE CERTIFICATE

            Schedule of Compliance as of ______________, ____ with
                     Provisions of 6.15, 6.16 and 6.17 of
                                 the Agreement

1.       Section 6.15 - Consolidated Net Worth
         -------------------------------------

         A.  Consolidated Net Worth (consolidated
             shareholders' equity excluding the
             effect of the application of FAS 115)                $ ____________

         B.  $1,575,000,000

         C.  Positive Consolidated Net Income for
             each fiscal quarter ending after June 30, 1997 X .25 $ ____________

         D.  B plus C                                             $ ____________

         E.  A minus D (must be greater than
             or equal to 0)                                       $ ____________



                 Complies _______    Does Not Comply _______

2.       Section 6.16 - Ratio of Consolidated Indebtedness to Consolidated
         -----------------------------------------------------------------
         Capitalization
         --------------

         A.  Consolidated Indebtedness                            $ ____________

         B.  Consolidated Capitalization

             (i)      Consolidated Net
                       Worth (1A)                                 $ ____________

             (ii)     Consolidated Indebtedness
                       (2A)                                       $ ____________

             (iii)    Sum of (i) and (ii)                         $ ____________

         C.  Ratio of A to B(iii)                                 ____ :1.0

         D.  Permitted Ratio               Less than or equal to 0.5 to 1.0

             Complies ________     Does Not Comply _______

3.       Section 6.17 - Ratio of Consolidated Adjusted Net Income to
         -----------------------------------------------------------
         Consolidated Interest Expense
         -----------------------------

         A. Consolidated Adjusted Net Income (for four fiscal quarters ended _________, ____)

                 (i)       Consolidated Net Income            $ _______________

                 (ii)      Taxes                              $ _______________

                 (iii)     Consolidated Interest Expense      $ _______________

                 (iv)      Sum of (i), (ii) and (iii)         $ _______________

         B.      Consolidated Interest Expense
                            (3A(iii))                         $ _______________

         C.      Ratio of A(iv) to B                          ____  to 1.0

         D.      Permitted Ratio           Greater than or equal to 2.50 to 1.0

                 Complies ________    Does Not Comply ________

                                   EXHIBIT C

                         FORM OF ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between ____________________________ (the "Assignor") and _____________________________
(the "Assignee") is dated as of ____________________, 200_. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Letter of Credit
            ---------------------
Agreement (which, as it may be amended, supplemented, modified, renewed or extended from time to time is herein called the "Letter of Credit Agreement") described in Item 1 of Schedule 1 attached hereto. Capitalized terms used but
                       ----------
not otherwise defined herein shall have the meanings ascribed thereto in the Letter of Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to
            -------------------------
the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Letter of Credit Agreement and the other L/C Documents such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all
                                                         ----------
outstanding rights and obligations under the Letter of Credit Agreement relating to the Facility Letters of Credit and the other L/C Documents. The aggregate Commitment (or Facility Letter of Credit Obligations, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.
             ----------

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the
            --------------
"Effective Date") shall be the later of the date specified in Item 5 of Schedule
                                                                        --------
1 or two Business Days (or such shorter period agreed to by the Agent) after
-
this Assignment Agreement, together with any consents required under the Letter of Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Section 4 hereof are not made on the proposed
                            ---------
Effective Date. As of the Effective Date, (a) the Assignee shall have the rights and obligations of a Participant under the L/C Documents with respect to the rights and obligations assigned to the Assignee hereunder, and (b) the Assignor shall relinquish its rights and be released from its corresponding obligations under the L/C Documents with respect to the rights and obligations assigned to the Assignee hereunder.

         4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of
            -------------------
the Facility Letter of Credit Obligations hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent, in accordance with the terms of the Letter of Credit Agreement, with respect to all Facility Letter of Credit Obligations arising on or after the Effective Date with respect to the interest assigned hereby. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-
            ---------------
half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.
                                                                  ----------

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S
            --------------------------------------------------------------
LIABILITY. The Assignor represents and warrants that (a) it is the legal and
---------
beneficial owner of the interest being assigned by it hereunder, (b) such interest is free and clear of any adverse claim created by the Assignor and (c) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of any Loan Document, including, without limitation, documents granting the Assignor and the other Participants a security interest in assets of the Company or any guarantor, (b) any representation, warranty or statement made in or in connection with any of the L/C Documents, (c) the financial condition or creditworthiness of the Company or any guarantor, (d) the performance of or compliance with any of the terms or provisions of any of the L/C Documents, (e) inspecting any of the Property, books or records of the Company, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Facility Letter of Credit Obligations, or (g) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Facility Letter of Credit Obligations or the L/C Documents.

         7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (a) confirms that it
            -------------------------------
has received a copy of the Letter of Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Issuer, the Agent, the Assignor or any other Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the L/C Documents, (c) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the L/C Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (d) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the L/C Documents are required to be performed by it as a Participant, (f) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (g)
                                                              ----------
confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the L/C Documents will not be "plan assets" under ERISA, (h) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and (i) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the L/C Documents without deduction or withholding of any United States federal income taxes.

         8.  GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY THE
             -------------
INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         9.  NOTICES. Notices shall be given under this Assignment Agreement in
             -------
the manner set forth in the Letter of Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.
                                                    ----------
         10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may
             -----------------------------------
be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

                           [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                              [NAME OF ASSIGNOR]


                                              By: __________________________

                                              Title: _______________________
                                                     _______________________
                                                     _______________________


                                              [NAME OF ASSIGNEE]


                                              By: __________________________

                                              Title: _______________________
                                                     _______________________
                                                     _______________________

                                  SCHEDULE 1

                            TO ASSIGNMENT AGREEMENT

1.    Description and Date of Letter of Credit Agreement:

               That certain Letter of Credit Agreement dated as of October 24, 2000 among TMK Re, Ltd., Torchmark Corporation, as Guarantor, the Participants named therein and Bank One, NA, as Issuer and Agent.

2.    Date of Assignment Agreement:               , 200_
                                    ______________

3.    Amounts (As of Date of Item 2 above):

      (a)      Total of Aggregate Facility Letter of Credit
               Commitment (Facility Letter of Credit
               Obligations)* under Letter of Credit
               Agreement                                   $
                                                             _______________

      (b)      Assignee's percentage of the
               (Facility Letter of Credit Obligations)*
               Aggregate Facility Letter of Credit
               Commitment purchased under the Assignment
               Agreement**                                                  %
                                                           ________________

4.    Assignee's aggregate (Facility Letter of Credit
      Obligations amount)* Commitment amount purchased
      hereunder:                                           $
                                                            ________________
5.    Proposed Effective Date:
                                                            ________________

6.    Non-standard Recordation Fee Arrangement             N/A***

                                                           [Assignor/Assignee
                                                           to pay 100% of fee]
                                                           [Fee waived by Agent]
Accepted and Agreed:

[NAME OF ASSIGNOR]                                   [NAME OF ASSIGNEE]


By:                                                  By:
    ______________________________________               _______________________

Title:                                               Title:
       ___________________________________                  ____________________

ACCEPTED AND CONSENTED TO ****              ACCEPTED AND CONSENTED TO ****
[NAME OF COMPANY]                           BANK ONE, NA, as Agent

By:__________________________________       By:________________________________


Title:_______________________________       Title:_____________________________



* If the Aggregate Facility Letter of Credit Commitment has been terminated, insert outstanding Facility Letter of Credit Obligations in place of Commitment

**       Percentage taken to 10 decimal places

***      If fee is split 50-50, pick N/A as option

****     Delete if not required by Letter of Credit Agreement

               Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                       ADMINISTRATIVE INFORMATION SHEET
                       --------------------------------

        Attach Assignor's Administrative Information Sheet,which must include notice addresses for the Assignor and the Assignee
                           (Sample form shown below)

                             ASSIGNOR INFORMATION
                             --------------------

Contact:
-------

Name:____________________________       Telephone No.:__________________________

Fax No.:_________________________       Telex No.:______________________________

                                        Answerback:_____________________________

Payment Information:
-------------------

Name & ABA # of Destination Bank: ______________________________________________



Account Name & Number for Wire Transfer: _______________________________________

                                         _______________________________________


Other Instructions:_____________________________________________________________


________________________________________________________________________________


Address for Notices for Assignor:   ____________________________________________
--------------------------------
                                    ____________________________________________


                                    ____________________________________________


                             ASSIGNEE INFORMATION
                             --------------------
Credit Contact:
--------------

Name:_________________________________     Telephone No.: ______________________

Fax No.: _____________________________     Telex No.: __________________________

                                           Answerback:__________________________

Key Operations Contacts:
-----------------------

Booking Installation:_________________     Booking Installation:________________

Name:_________________________________     Name:________________________________

Telephone No.:________________________     Telephone No.:_______________________

Fax No.:______________________________     Fax No.:_____________________________

Telex No.:____________________________     Telex No.:___________________________

Answerback:___________________________     Answerback:__________________________

Payment Information:
-------------------

Name & ABA # of Destination Bank:  _____________________________________________

                                   _____________________________________________

Account Name & Number for Wire Transfer: _______________________________________

                                         _______________________________________

Other Instructions:_____________________________________________________________

________________________________________________________________________________


Address for Notices for Assignee:______________________________________________
--------------------------------
                                 ______________________________________________


                                 ______________________________________________

         BANK ONE INFORMATION
         --------------------

         Assignee will be called promptly upon receipt of the signed agreement.

Initial Funding Contact:                 Subsequent Operations Contact:
-----------------------                  -----------------------------

Name: _______________________________    Name:__________________________________

Telephone No.:  (312)                    Telephone No.:  (312)
               ----------------------                  -------------------------
Fax No.:  (312)                          Fax No.: (312)
         ----------------------------             ------------------------------
                              Bank One Telex No.: 190201  (Answerback: FNBC UT)
                                                  -----------------------------

Initial Funding Standards:
-------------------------

Libor - Fund 2 days after rates are set.

Bank One Wire Instructions:         Bank One, NA, ABA # 071000013
--------------------------
                                    LS2 Incoming Account # 481152860000
                                    Ref:________________

Address for Notices for Bank One:   1 Bank One Plaza, Chicago, IL  60670
--------------------------------
                                    Attn: Agency Compliance Division,
                                          Suite IL1-0353
                                    Fax No. (312) 732-2038 or (312) 732-4339

                                 SCHEDULE 5.9

                           SIGNIFICANT SUBSIDIARIES


                                                          Percentage of
                                                          Voting Stock
Name of Significant                 State of              Owned by Guarantor
    Subsidiary                      Incorporation         or Subsidiaries
    ----------                      -------------         ---------------


Globe Life And Accident

Insurance Company                   Delaware              100%

Liberty National Life

Insurance Company                   Alabama               100%

United American

Insurance Company                   Delaware              100%

United Investors Life

Insurance Company                   Missouri              100%

American Income Life

Insurance Company                   Indiana               100%

                                  SCHEDULE 5.21

                               INSURANCE LICENSES

                                                Jurisdictions
Significant                                      in which
Insurance                                        company holds                               Type of
Subsidiary                                       active Licenses                             Insurance
----------                                       ---------------                             ---------
Globe Life And Accident Insurance Company        All states except New York plus Guam        Life and Accident and
                                                 and the District of Columbia                Health

Liberty National Life Insurance Company          All states except New York plus Guam        Life and Accident and
                                                 and the District of Columbia                Health

United American Insurance Company                All states except New York plus the         Life and Accident and
                                                 District of Columbia, Puerto Rico and       Health
                                                 Canada

United Investors                                 All states except New York plus the         Life and Accident and
Life Insurance Company                           District of Columbia                        Health

American Income Life Insurance Company           All states except New York plus New         Life and Accident and
                                                 Zealand, Puerto Rico, the U.S. Virgin       Health
                                                 Islands, Canada, and the District of
                                                 Columbia

TMK Re, Ltd.                                     Bermuda                                     Reinsurance